Exhibit T3B-28

OPERATING AGREEMENT

OF

YOUNGS CREEK MINING COMPANY, LLC

THIS OPERATING AGREEMENT (“Agreement”) is made and entered into as of the 5th day of April, 2007, by and between CONSOL of Wyoming LLC, a Delaware limited liability company, having a place of business at 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405, sometimes herein referred to as “Consol,” and Chevron NPRB, LLC, a Delaware limited liability company, having a place of business at 116 Inverness Drive East, Suite 207, Englewood, Colorado 80112-5125, sometimes herein referred to as “Chevron.”

RECITALS:

WHEREAS, Youngs Creek Mining Company, LLC (the “Company”) is a limited liability company formed under the laws of the State of Delaware for the purposes set out in this Agreement;

WHEREAS, Consol and Chevron have agreed to contribute to the capital of the Company the assets that are identified and described in Exhibit A-1 and Exhibit A-2 attached hereto, respectively;

WHEREAS, in consideration for their respective contributions to the capital of the Company, Consol and Chevron (who are sometimes herein referred to as the “Members”) have agreed that they shall acquire the membership interests in the Company that are set out in Section 4.1 of this Agreement;

WHEREAS, in addition to the capital contributions made by Consol and Chevron to the Company, affiliates of Consol and Chevron have agreed to lease to the Company the properties and assets that are identified and described at Exhibit B-1 (the “Consol Leased Properties”) and Exhibit B-2 (the “Chevron Leased Properties”), respectively; and

WHEREAS, Consol and Chevron have entered into this Agreement in order to memorialize their respective rights, duties, obligations and liabilities with respect to the Company and its business.

NOW, THEREFORE, WITNESSETH: That, for and in consideration of the foregoing Recitals, and the covenants, agreements and undertakings herein provided, Consol and Chevron hereby agree as follows:

ARTICLE 1

FORMATION OF COMPANY

1.1                               Adoption of Agreement: The Members acknowledge the existence of the Company as a limited liability company that has been formed under the laws of the State of Delaware. The Members hereby adopt the provisions of this Agreement as the Operating Agreement of the Company.

1.2                               Name: The name of the Company is Youngs Creek Mining Company, LLC. The Company shall conduct its business under the Company name. The General Manager (whose roles are defined in Section 5.1 below) shall execute and file such certificates as shall be required under the laws of each State in which the Company does business for the Company to be qualified to do business under its name in that State.

1.3                       Principal Office: The principal office of the Company shall be located in Sheridan County, Wyoming. The Company may have such other offices and business locations as the Members may agree. The books and records of the Company shall be maintained at the Company’s principal office or at such other location as agreed upon by the Members.

1.4                               Perpetual Existence: The Company’s existence began upon the issuance of a Certificate of Formation by the Secretary of State of Delaware on March 28, 2007, and shall continue in perpetuity until the Company is dissolved or liquidated in accordance with this Agreement or as required by the laws of the State of Delaware.

1.5                               Agent: Corporation Service Company (CSC) shall be the Company’s agent in the States of Delaware and Wyoming for service of process and receipt of notice until otherwise determined by the Executive Committee (whose roles are defined in Section 5.3 below).

ARTICLE 2

BUSINESS PURPOSE

2.1                               Purpose: The business purpose for which the Company has been formed is to plan, establish and conduct a coal mining business in Sheridan County, Wyoming, within the area as set forth on the map attached hereto as Exhibit C and within such other areas as agreed to by the Members (the “JV Area”). Without limiting the generality of the foregoing, the following activities shall be deemed to be within the Company’s business purpose:

(a)                                 The acquisition, by purchase or lease, of coal reserves, coal and surface properties (including the Consol Leased Properties and the Chevron Leased Properties), water rights if applicable, roads, utility service, coal preparation and processing facilities, transportation and loading facilities, coal mining machinery and equipment, and other infrastructure, plant and equipment appropriate to a commercial coal mining operation;

(b)                                 The conduct of pre-mining exploration, testing, mapping, engineering and permitting activities necessary or appropriate to a commercial coal mining operation;

(c)                                  The financing (including bonding) of the development and operation of the coal mining operation to be conducted by the Company, including the encumbrance of the Company’s properties and assets as may be necessary or appropriate to secure financing;

(d)                                 The processing and transporting of coal and other products (such as coalbed methane) mined and produced by or for the Company;

(e)                                  Activities approved by the Executive Committee relating to distribution and marketing of coal and other products;

(f)                                   The post-mining reclamation of the properties of the Company, whether leased, owned or controlled, impacted by the Company’s operations; and

(g)                                  Such other activities as are necessary or desirable to carry out the intentions of the Members to conduct a coal mining operation upon the Consol Leased Properties, the Chevron Leased Properties and such other properties in the JV Area that the Company may acquire.

2.2                               Limitation on Purpose: The business purpose of the Company shall not be extended beyond the purpose set forth in Section 2.1 by implication or otherwise without the unanimous consent of the Members.

2.3                               JV Area Properties: All properties in the JV Area necessary or desirable for fulfillment of the Company’s business purpose shall be sought and acquired, whether by lease, purchase or otherwise, by the Company or by a Member for the benefit of the Company. If either Member notifies the Company and the other Member of the notifying Member’s desire to acquire such a property interest, the Company (acting by vote of the Executive Committee representatives appointed by the non-notifying Member) shall have a period of one hundred twenty (120) days in which to determine (by notice to both Members) to acquire such interest in the Company’s name. Both Members shall provide reasonable cooperation to the Company’s efforts in pursuing such acquisition. If the Company does not give notice within such time period of its determination to pursue the acquisition, the notifying Member is free to pursue acquisition of such property for its own account and its own development. If, however, the notifying Member determines that the opportunity to acquire the property interest may be lost through delay, the Member may acquire the interest in its own name during the same one hundred twenty (120) day period, subject to the Company’s right to acquire the property interest from the Member on the same terms as the Member acquired it. To so acquire the property interest, the Company shall give notice to the notifying Member within the same one hundred twenty (120) day period and the notifying Member shall take the appropriate actions to cause the transfer of the property interest to the Company. For the avoidance of doubt, property interests related to the exploration, development, production, transportation or marketing of crude oil, natural gas (excluding coalbed methane) or other hydrocarbons are not deemed necessary or desirable for fulfillment of the Company’s business purpose.

2.4                               Other Activities: Subject to the provisions of Section 2.3, each Member and all of its current and future Affiliates may engage, or invest in, other business ventures of any nature and description, independently or with others, which other business ventures may be competitive with the business of the Company. (For purposes of this Agreement, an “Affiliate” of a given entity shall mean any individual, corporation, partnership, limited liability company or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the given entity. For this purpose “control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).) Neither a Member nor its Affiliates, nor any shareholder, member, partner, officer, director, employee or agent of any of the foregoing, shall have any rights, by virtue of this Agreement or its interest in the Company, in and to the independent ventures of the other Member, nor shall any Member or such entities affiliated with such Member be deemed to have any fiduciary obligations to the other Member or its affiliated entities.

2.5                               Indemnity of Members by the Company: To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each Member from and against any loss, liability, damages, expenses or claims (including attorneys’ fees) sought against or incurred by such Member (i) as a result of its status as a Member of the Company or arising out of or incidental to the business of the Company, or (ii) by reason of any acts, omissions or alleged acts or omissions arising out of or purportedly arising out of its activities as a Member on behalf of the Company or activities of the Company, but excluding in each case (i) and (ii) any loss, liability, damage, expense or claim to the extent resulting from the fraud, bad faith, gross negligence or willful misconduct of the indemnified Member.

ARTICLE 3

CAPITAL CONTRIBUTIONS

3.1                               Capital Contributions:

(a)                                 Consol shall contribute to the capital of the Company such assets, rights, capital and liabilities as are identified in Exhibit A-1, in accordance with the contribution timetable set forth therein.

(b)                                 Chevron shall contribute to the capital of the Company such assets, rights, capital and liabilities as are identified in Exhibit A-2, in accordance with the contribution timetable set forth therein.

(c)                                  Escrow Agreement Funds. In connection with that certain Escrow Agreement by and among CONSOL Energy Inc. and The Pittsburg & Midway Coal Mining Co., dated July 19, 2006 (the “Escrow Agreement”), each of Consol and Chevron shall cause the termination of the Escrow Agreement in accordance with its terms, and shall cause and direct any remaining Escrowed Funds, as defined in and in accordance with the Escrow Agreement, to be transferred and deposited to the account of the Company, upon the opening of such account.

3.2                               Liability of Members: No Member shall have any personal liability for the debts and obligations of the Company, except to the extent that a Member may voluntarily agree to be personally liable for such debts and obligations or as may be specifically provided by applicable law. No Member is obligated to contribute any property, asset, cash or other capital to the Company except as set forth in Section 3.1 and except as may be unanimously agreed to by the Members as set forth in Section 3.6; provided, however, that no contribution of other capital to the Company by either Member shall have the effect of enlarging or altering such Member’s Interest in the Company as specified in Section 4.1 unless the Members unanimously consent to such enlargement or alteration in writing.

3.3                               Interest on Capital: No Member shall be entitled to interest on the capital contributed by it to the Company.

3.4                               Withdrawal of Capital: No Member shall have the right to withdraw any part of its capital contributions from the Company, or receive any distributions from the Company, except as otherwise specifically provided in this Agreement. No Member shall be entitled to demand or receive any property from the Company in respect of its Interest other than cash except as otherwise expressly provided in this Agreement.

3.5                               Capital Accounts: A separate capital account shall be established on the books of the Company for each Member. Such capital accounts shall be maintained in accordance with the provisions of Treas. Reg. § l.704-1(b)(2)(iv). The capital account for each Member shall be credited with the capital contributions of the Member.

(a)                                 Each Member’s capital account shall be increased by (i) the amount of cash contributed by such Member to the Company, (ii) the fair market value of any property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code (the “Code”)), and (iii) the amount of net income and gain allocated to such Member under this Agreement (including income and gain exempt from tax).

(b)                                 Each Member’s capital account shall be decreased by (i) the amount of cash distributed to such Member by the Company, (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), and (iii) the amount of all net losses allocated to such Member under this Agreement (including expenditures described in Section 705(a)(2)(B) of the Code).

(c)                                  The capital account for each Member shall be otherwise adjusted in accordance with the provisions of Treas. Reg. § l.704-1(b)(2)(iv).

3.6                       Subsequent Capital Contributions.

(a)                                 As between the Members, and without creating any rights in favor of any third party, if the Members unanimously agree in writing that additional contributions shall be made to the Company, each Member shall be obligated to contribute such amounts to the capital of the Company in accordance with the terms of such agreement.

(b)                                 If a Member (the “Delinquent Member”) does not pay when due to the Company all or any portion of a capital contribution that is required to be paid, the Company, upon written request by the other Member, shall exercise one or more of the following remedies (or other remedies as available at law or in equity), as specified by the other Member, and shall provide notice thereof to the Delinquent Member:

(i)                                     charging interest to the Delinquent Member on the unpaid portion of such required payment at the sum of (A) the “prime rate” or “reference rate” of interest quoted in The Wall Street Journal published on the due date plus (B) two percent (2%) per annum (such sum being the “Default Interest Rate”) from the date that such payment was due until the date that it is made;

(ii)                                  taking such action as the other Member may deem appropriate to obtain payment by the Delinquent Member of the required payment, including (A) instituting a dispute resolution procedure pursuant to Section 11.9 or (B) withholding any distributions otherwise payable to the Delinquent Member;

(iii)                               permitting (but not requiring) the other Member (“Lending Member”) to deliver to the Company all or any portion of the Delinquent Member’s unpaid required payment, with the following results:

(A)                               the sum delivered constitutes a loan from the Lending Member to the Delinquent Member pursuant to the applicable provisions of this Agreement;

(B)                               the principal balance of such loan and all accrued unpaid interest thereon is due and payable in whole on the tenth (10th) business day after written demand therefor by the Lending Member to the Delinquent Member;

(C)                               the unpaid principal balance of such loan bears interest at the Default Interest Rate from the date that such loan is made until the date that the principal balance, together with all interest accrued thereon, is repaid to the Lending Member;

(D)                               all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member, for credit against the unpaid interest accrued thereon and the unpaid balance of such loan, until the principal balance and all interest accrued thereon shall have been paid in full to the Lending Member (with payments being applied first to accrued and unpaid interest and then to principal), but all such payments to the Lending Member shall be treated for all other purposes of this Agreement as a distribution to the Delinquent Member, and

(E)                                the Lending Member shall have the right (in addition to the other rights and remedies granted to it pursuant to this Agreement, including but not limited to rights and remedies pursuant to Sections 5.6 and 8.1(c) herein, or available to it at law or in equity) to take, after five business days’ advance written notice to the Delinquent Member, such action (including arbitration proceedings under Section 11.9 below) as the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the principal balance of such loan and all interest accrued thereon, at the cost and expense of the Delinquent Member.

3.7                               No Entitlement to Return of Capital: A Member is not entitled to the return of any part of its capital or to be paid interest in respect of either its capital account or its capital contributions. An unrepaid capital contribution is not a liability of the Company or of either Member (unless otherwise agreed to by the Members). A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s capital contributions. The foregoing provisions do not limit the Members from agreeing to distribute capital of the Company or from receiving distributions of capital upon the liquidation of the Company.

ARTICLE 4

INTERESTS, ALLOCATIONS & DISTRIBUTIONS

4.1                               Interests in Company: In consideration of their contributions of such assets as are set forth in Exhibit A-1 and Exhibit A-2, the Members shall have the following membership interests in the Company (herein, “Interests”):

Member	Interest

Consol	50%

Chevron	50%

4.2                               Allocations:

(a)                                 Except as otherwise provided in this Agreement, the profits and losses of the Company (and each item of income, deduction, gain, loss and credit entering into the computation thereof) shall be computed in accordance with generally accepted accounting principles, consistently applied, and shall be allocated to the Members in proportion to their Interests.

(b)                                 Net gains and losses from Capital Transactions shall be allocated to the Members in proportion to their Interests. (As used in this Agreement, the term “Capital Transactions” means any of the following: the sale or transfer other than in the ordinary course of business of the Company’s properties; the financing or refinancing of the Company’s properties; the condemnation by exercise of the power of eminent domain of any of the Company’s properties; the receipt of insurance proceeds from the loss or destruction of a substantial asset of the Company which proceeds are not applied to the restoration or repair of the lost or damaged asset; transactions in connection with the termination and dissolution of the Company; and any other transaction that results in extraordinary receipts or proceeds which, in accordance with generally accepted accounting principles, are attributable to capital.)

(c)                                  It is the intention of the Members that the allocations in this Agreement shall be deemed to have “substantial economic effect” within the meaning of Section 704 of the Code and Treas. Reg. § 1.704-1, et seq. (the “Regulations”). If the provisions of this Agreement should be deemed to be inconsistent with or in conflict with Section 704 of the Code or the accompanying regulations thereunder, then Section 704 of the Code and the Regulations shall be deemed to override the contrary provisions of this Agreement. If Section 704 of the Code or the Regulations at any time require that this Agreement contain provisions that are not expressly set forth herein in order for the allocations in this Agreement to have substantial economic effect, such provisions shall be incorporated into this Agreement by reference and shall be deemed a part of this Agreement to the same extent as though they had been expressly set forth herein, and the Members shall be authorized by an instrument in writing to amend the terms of this

Agreement to add such provisions, and any such amendment shall be retroactive to whatever extent required to create allocations having substantial economic effect. If any allocations are made pursuant to the Regulations, such allocations shall be taken into account in making subsequent allocations hereunder, as necessary to prevent the allocations pursuant to the Regulations, to the maximum extent practicable without violation of the Regulations, from distorting the manner in which Company distributions will be divided between the Members pursuant to this Agreement.

(d)                                 In order to comply with Section 704(c) of the Code, allocations for capital and tax purposes shall be made on a functional basis; that is, each deduction will be allocated to each of the Members in accordance with its respective contribution to the expenses giving rise to the deduction or in accordance with its respective adjusted basis in the assets giving rise to the deduction.

4.3                               Distributions: Except for distributions arising in connection with the liquidation of the Company which shall be handled as provided in Section 8.3, the Net Distributable Cash Flow of the Company shall be distributed periodically when and as directed by the Executive Committee, to the Members in proportion to their Interests. If any property other than cash is distributed by the Company to a Member, the fair market value of such property shall be used for the purpose of determining the amount of such distribution; and the difference, if any, of such fair market value above or below the value at which such property is carried on the books of the Company shall be credited or charged to the capital accounts of the Members in proportion to their Interests As used in this Agreement:

(i)                                     “Net Distributable Cash Flow” means any Available Funds after (A) paying the ordinary and necessary expenses of the Company, (B) paying any debts or liabilities of the Company to the extent required under any agreement with any lender or creditor (including either Member) and (C) establishing reserves to meet current or reasonably expected obligations of the Company as the Executive Committee determines in its sole discretion; and

(ii)                                  “Available Funds” means Company cash on hand, as of the date of computation, including (without limitation) cash derived from any one or more of the following sources: (a) the capital contributions of the Members made pursuant to the terms of this Agreement, (b) the proceeds of any disposition of all or any portion of the assets of the Company, including, but not limited to, any insurance proceeds, (c) any distribution (including liquidating distributions) received from any entity in which the Company holds an interest, (d) all Company operating income, and (e) any other sources of cash.

4.4                               Transactions or Disputes with Related Parties:

(a)                                 The Company may contract or arrange with either Member or its Affiliates for the performance of services for the Company, and the payment of compensation therefor, in carrying out the business of the Company with such Member or Affiliate acting as an independent contractor in accordance with Section 5.7, provided that such contract or arrangement is approved by the Executive Committee representatives appointed by the disinterested Member.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, in the event of any dispute between the Company and either Member or its Affiliates (a “Related Party”), arising under any contract or arrangement between the Company and any Related Party (a “Contractual Dispute”), the Executive Committee representatives appointed by the disinterested Member shall be authorized to manage and direct the conduct of such Contractual Dispute on behalf of the Company. In no event may a Related Party which is a party to such Contractual Dispute represent or make any decisions on behalf of the Company in any Contractual Dispute. The Company is specifically authorized to pursue any claim or defense with respect to a Contractual Dispute to enforce the rights of the Company.

ARTICLE 5

MANAGEMENT AND SERVICES

5.1                               General Manager: The Company is a manager-managed limited liability company and shall be managed by a General Manager (the “General Manager”). The Members have agreed that the initial General Manager shall be selected by the Members at the time of execution of this Agreement, shall have the powers of the General Manager, and shall serve until any successor General Manager is selected. If the General Manager resigns or is discharged as General Manager, the successor General Manager(s) shall be selected by the Members through the process defined in Section 5.2. A General Manager will serve for such term as the Members may agree. Subject to (i) the provisions of Sections 5.3 and 5.4, (ii) the terms and provisions of this Agreement, and (iii) the requirements of applicable law, the General Manager shall have the discretion, power, and authority, as a fiduciary, to manage, control, administer and operate the business and affairs of the Company for the purposes herein stated.

5.2                               Selection of a General Manager: Other than the initial General Manager, a General Manager shall be selected as follows: (i) each Member may nominate up to two (2) candidates for General Manager, (ii) each member of the Executive Committee, as defined in Section 5.3, will interview each candidate, and (iii) the Executive Committee will vote on the candidates. The Executive Committee shall also approve the terms of employment of the General Manager, which terms will be submitted to the successful General Manager when he or she is offered the position. An employment contract with the General Manager (or a services contract or loaned employment contract with a Member, with respect to the initial General Manager who may remain the employee of a Member) will be executed by the General Manager and the chairperson of the Executive Committee on behalf of the Company, as defined in Section 5.3 below. If the General Manager is an employee of either Member before his or her selection as General Manager, the General Manager may become a loaned employee, at his or her election. Notwithstanding anything to the contrary herein, if he or she elects to become a loaned employee, he or she may be removed as the General Manager by the Executive Committee if all of the Executive Committee representatives from any individual Member vote for such removal, without the need for a majority vote.

5.3                               Executive Committee:

(a)                                 The Executive Committee of the Company shall consist of three (3) representatives from Consol, three (3) representatives from Chevron, and the General Manager. The initial Executive Committee representatives from Consol shall be Bart J. Hyita, Robert P. King, and C. L. Delloma. The initial Executive Committee representatives from Chevron shall be M. William Dix, Jr., Jarrel V. Burrow, and Mark G. Premo. Each representative of the Members shall be entitled to one vote. The General Manager shall not have a vote. The purposes of the Executive Committee shall be (i) to establish strategic and business objectives of the Company, (ii) to monitor the performance of the General Manager, (iii) to decide upon the timing and amount of the distribution of Net Distributable Cash Flow to the Members, and (iv) to attend to such other policy and strategic matters as ordinarily would be vested in a board of directors if the Company were a corporation. The Executive Committee shall be led by a chairperson, who will initially be one of the representatives appointed by Consol. The chairperson shall serve a term of one year. The appointment of a chairperson shall subsequently rotate between the Members.

(b)                                 The quorum for conduct of any Executive Committee business shall be at least two representatives appointed by each Member. Unless otherwise provided in this Agreement, all decisions of the Executive Committee shall be taken by majority vote, provided; however, that such majority includes at least one affirmative vote from a representative appointed by Consol and one affirmative vote from a representative appointed by Chevron; and provided further, that any actions to be voted on at any meeting which are not included in the agenda for such meeting shall require unanimous approval of the entire Executive Committee.

(c)                                  Regular meetings of the Executive Committee shall be held periodically, not less often than quarterly, pursuant to such schedule as the Executive Committee may adopt. Special meetings of the Executive Committee may be convened by the General Manager, or by any other member of the Executive Committee with fifteen (15) days’ advance notice. At least one meeting a year will be held in Sheridan County, Wyoming. Telephonic meetings and video conference meetings shall be permitted. Any action that may be taken at a meeting may also be taken by a written consent executed by all of the representatives of the Executive Committee entitled to vote. Any representative may grant his or her proxy to any other agent acting on behalf of the Member appointing such representative, provided that such proxy is in writing and is provided to the other Member prior to the commencement of the applicable meeting. Any matter pertinent to the conduct of the business and affairs of the Company may be discussed at any meeting of the Executive Committee. The chairperson will prepare an agenda for each meeting of the Executive Committee, which shall contain any Company actions to be voted upon by the Executive Committee, and distribute it to the other representatives five (5) days before each meeting of the Executive Committee. Within five (5) working days after each meeting of the Executive Committee, the General Manager shall prepare and distribute minutes of such meeting to the representatives.

(d)                                         Representatives of a Member on the Executive Committee shall cast votes and otherwise take actions as agents of that Member, and not as a fiduciary with respect to the Company or other Member.

5.4                               Authority of the Executive Committee: Subject to Section 4.4, the Executive Committee shall have the power and authority to approve the following items:

(a)                                 The Master Mine and Reclamation Plan, and any amendments or any successor to such plan;

(b)                                 Any financing of the development of the Company’s properties and the conduct of the Company’s mining operation (including, but not limited to, the terms of repayment, interest rates, affirmative and negative covenants, collateral security, events of defaults and credit enhancement devices));

(c)                                  The budgets for each phase of development of the Company’s properties and a five-year operating and financial plan, which shall include the development period, each prepared and presented for Executive Committee approval on an annual basis (the first of which shall be prepared and presented by August 31, 2007); provided that the operating and financial plan shall also include all applicable insurance plans and programs for the Company;

(d)                                 Selection of the General Manager (as defined in Section 5.2) or termination of the General Manager, the terms of employment of the General Manager and any changes thereto, and controls related to reimbursable expenses of the General Manager;

(e)                                  The Distribution and Marketing Plan for the coal and coal products mined and produced by the Company, and any amendment or successor to such plan;

(f)                                   Establishment or replenishment of working capital or contingency reserves;

(g)                                  Any amendment or restatement of the Company’s Certificate of Formation or this Agreement;

(h)                                 Any of the following proposed actions: a recapitalization of the Company; a merger or consolidation of the Company with another entity; a sale or other disposition of all or substantially all of the assets of the Company; or any action, transaction, agreement or undertaking that is unrelated to the Company’s business purposes as set forth in this Agreement;

(i)                                     The dissolution of the Company (including the material terms of the winding up of the Company’s business);

(j)                                    A decision to develop, operate, or close a coal mine;

(k)                                 The minutes of Executive Committee meetings;

(1)                                 A decision to invest outside of the budgets approved pursuant to Section 5.4(c);

(m)                             A decision to execute or renew an operating contract over $1.0 million;

(n)                                 A decision to execute or renew any coal supply agreements or broker agreements;

(o)                                 A hiring, promotion or termination of any officer;

(p)                                 A compensation and benefits program;

(q)                                 The Company’s corporate policies, including any delegation of authority;

(r)                                    The appointment of the auditors of the Company and selection of the certified public accountant of the Company, if applicable;

(s)                                   Any water rights agreements;

(t)                                    Any disposition of any refuse or products outside of the normal course of mining reclamation or operations; and

(u)                                 The procedure which shall govern the accounting practices of the Company.

5.5                               Authority of the General Manager. The General Manager of the Company has the following duties, tasks, responsibilities, and authorities:

(a)                                 Serving as a non-voting member of the Executive Committee;

(b)                                 Recommending to the Executive Committee the decision to develop, operate, or close a coal mine;

(c)                                  Recommending to the Executive Committee the material terms of any financing of the development of the Company’s properties and the conduct of the Company’s mining operation (including the terms of repayment, interest rates, affirmative and negative covenants, collateral security, events of default and credit enhancement devices);

(d)                                 Recommending to the Executive Committee the Master Mine and Reclamation Plan or the Distribution and Marketing Plan or any amendments or successors to such plans;

(e)                                  Recommending to the Executive Committee any capital investments greater than $1.0 million, including the acquisition of surface or minerals;

(f)                                   Recommending to the Executive Committee any operating contracts greater than $1.0 million;

(g)                                  Recommending to the Executive Committee any appropriate hiring or pay or benefits program;

(h)                                 Recommending to the Executive Committee the selection and engagement of auditors, and certified public accountant if applicable, for the Company;

(i)                                     Recommending to the Executive Committee the Company’s manual for the delegation of authority;

(j)                                    Hiring, promotion and termination of employees of the Company, other than the General Manager, any direct reports to the General Manager and any officers;

(k)                                 Managing development of any coal mine and the operation of the mine of the Company, subject to the Master Mine and Reclamation Plan and the five-year operating and financial plan approved by the Executive Committee;

(1)                                 Managing Company’s roles in distributing and marketing the coal and coal products produced at a coal mine of the Company, subject to the Distribution and Marketing Plan and to compliance with coal supply and broker contracts as approved by the Executive Committee;

(m)                             Preparing the minutes of each Executive Committee meeting; and

(n)                                 Any other duties, tasks, responsibilities, and authorities as directed by the Executive Committee.

Except as expressly provided in this Agreement, no Member shall have the right or power to take, or commit the Company to take, any action or course of conduct or enter into any agreement, obligation, or undertaking. Without limiting the generality of the foregoing restriction of the Members to bind the Company, it is expressly agreed that no Member shall have the right as a Member to exercise any control over the retention or termination of independent contractors or consultants or to direct the hiring, promotion or termination of any employees.

5.6                               Disability from Participation in Management: The Members acknowledge that they have the exclusive right to choose and consent to those persons with whom they will associate as Members and with whom they will share management and control of the Company. In the event either Member materially defaults in the performance of any material obligation under this Agreement and such defaulting Member has not cured such default within ninety (90) days of its receipt of a notice specifying such default, and the defaulting Member has not challenged the occurrence of such default pursuant to the dispute resolution procedures set forth in Section 11.9, all voting, management and control rights of the defaulting Member shall be suspended and shall not be reinstated until the default has been fully satisfied. Upon the filing by or against either Member (a “Bankrupt Member”) or any of its Affiliates of any petition in bankruptcy under any chapter of title 11, United States Code or any successor statute, all voting, management and control rights of the Bankrupt Member with respect to the Company shall immediately cease and be of no further force or effect. The value of such Bankrupt Member’s voting, management and control rights shall be determined in accordance with generally accepted accounting principles and shall be added to the Bankrupt Member’s Capital Account. Without limitation on the foregoing, during any suspension and following any termination of such voting, management and control rights, the Member affected by such suspension or termination shall not have representatives on the Executive Committee and may not participate in exercise of the right of first refusal provisions of Section 9.2 of this Agreement or the option to purchase provisions of Section 9.3 of this Agreement, in each case without the written consent of the non-disabled Member.

5.7                               Secondment and Services from the Members:

(a)                                 The General Manager may take advantage, in his or her discretion, of opportunities to obtain the services of management-salaried employees of the Members and/or the Members’ Affiliates. The General Manager will give the opportunity to qualified and experienced management-salaried individuals nominated by each of the Members to fill any such open positions within the Company. Such employees will be seconded from the Members and the Company will reimburse the Members for their seconded employees. It will be the General Manager’s intent to balance the number of seconded employees from each of the Members, so long as both Members nominate a balanced number of individuals to provide the services to the Company pursuant to this Section 5.7. Non-management, hourly employees of the Company shall not be seconded from the Members, but rather, shall be hired directly by the Company based on experience and qualifications as determined by the General Manager or his or her duly delegated personnel.

(b)                                 In the event that loaned employees are to be furnished by a Member or its Affiliates to the Company, the Company and the applicable Member or Affiliate shall enter into a Loaned Employee Agreement substantially in the form of Exhibit D attached hereto, pursuant to which the Member or its Affiliate shall make available the services of such employees as the Company and the Member or Affiliate may agree.

(c)                                  Within ten (10) days of the execution of this Agreement, (i) the Company and Consol shall enter into a Services Agreement substantially in the form of Exhibit E attached hereto, pursuant to which Consol or an Affiliate shall furnish independent contractor services to the Company as the Company and Consol may agree; and (ii) the Company and Chevron shall enter into a Services Agreement substantially in the form of Exhibit E attached hereto, pursuant to which Chevron or an Affiliate shall furnish independent contractor services to the Company as the Company and Chevron may agree.

ARTICLE 6

ACCOUNTING

6.1                               Books and Records: The General Manager shall cause the Company to maintain full and accurate books and records of the Company’s business and affairs showing all receipts and expenditures, assets and liabilities, net income or loss, and all other records necessary for recording the Company’s business and affairs. Such books and records shall be maintained in accordance with generally accepted accounting principles consistently applied; provided that adequate records concerning the maintenance of the Members’ capital accounts in accordance with Treas. Reg. § 1.704-1(b)(2)(iv) shall be simultaneously maintained by the Company.

6.2                               Fiscal Year: The fiscal year of the Company shall commence on January 1 and end on December 31 (herein, the “Fiscal Year”) of each calendar year.

6.3                               Reports:

(a)                                 Within thirty (30) business days after the close of each Fiscal Year, the General Manager shall furnish to each Member a report of the business and activities of the Company during such Fiscal Year. Further, the General Manager within fifteen (15) business days after the close of the Fiscal Year, shall provide to each Member unaudited financial statements, provided that audited financial statements prepared by the Company’s certified public accountants shall be furnished to each Member within ninety (90) calendar days after the close of each Fiscal Year.

(b)                                 Within fifteen (15) business days after the close of each month, the General Manager shall furnish to each Member a report of the business and activities of the Company for such month. Such report shall contain such information and shall be in such form as the Members may direct. Further, the General Manager shall provide to each Member, within fifteen (15) business days after the close of each month, unaudited financial statements with respect to such month or month closing date.

(c)                                  Within four (4) business days after the close of each calendar month, the General Manager shall furnish to each Member a report of the estimated net income or net loss of the Company for such calendar month.

6.4                               Tax Returns: The General Manager shall cause all required federal, state and local partnership income, franchise, property, production and sales and use taxes, and other tax returns, including information returns, to be timely filed with the appropriate office of the relevant taxing jurisdiction or agency. In order to accommodate the following provision regarding review of drafts of the Federal and state income tax returns of the Company, the General Manager is authorized, to the extent necessary, to seek annually a six-month extension of the date on which such returns must be filed. With respect to the Federal and state income tax returns of the Company, the Company shall submit to each Member drafts of the proposed returns as soon as possible, but in no event later than one hundred twenty (120) calendar days following the close of the Fiscal Year, to permit review and approval of such returns by each Member prior to filing. All expenses incurred in connection with such tax returns and information returns, as well as for the reports referred to in Section 6.3, shall be expenses of the Company.

6.5                               Member’s Request for Additional Information: The General Manager also shall furnish to any Member such other reports of the Company’s business activities, affairs and condition as may reasonably be requested in writing by a Member; provided that copies of such request are delivered to the other Member as well as the Company, and provided that the General Manager simultaneously with furnishing such reports shall provide a reasonable opportunity for the other Member to receive the same report. The Members shall have the right, at all reasonable times, to visit the offices and facilities of the Company. The books and records of the Company shall be open to inspection and examination of the Members, or their duly designated representatives, at all reasonable times.

6.6                               Tax Matters Partner: Chevron shall be the “Tax Matters Partner” (as defined in the Code) for the Company. The Tax Matters Partner shall have the authority granted a tax matters partner under the Code. The Tax Matters Partner shall not take any action binding the other Member without first notifying, and receiving the concurrence of, such Member. All expenses of the Tax Matters Partner incurred in serving as Tax Matter Partner shall be Company expenses and shall be paid by the Company. The Company shall indemnify the Tax Matters Partner for, and hold the Tax Matters Partner harmless from, any and all judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) reasonably incurred by the Tax Matters Partner in any civil, criminal or investigative proceeding in which the Tax Matters Partner is involved or threatened to be involved by reason of being the Tax Matters Partner, provided that the Tax Matters Partner acted in good faith, within what the Tax Matters Partner reasonably believed to be the scope of the Tax Matters Partner’s authority and for a purpose which the Tax Matters Partner reasonably believed to be in the best interest of the Company or the Members. The Tax Matters Partner shall not be indemnified under this provision against any liability to the Company or its Members to which the Tax Matters Partner would otherwise be subject by reason of gross negligence or willful misconduct.

6.7                               Accounting Procedure: The Members agree that the Company shall adopt an accounting procedure upon the approval by the Executive Committee pursuant to Section 5.4(u), and such accounting procedure shall set forth the procedure which will govern the accounting practices of the Company.

ARTICLE 7

BANK ACCOUNTS

7.1                               Bank Accounts: All funds of the Company shall be deposited in its name into such depositary accounts, time certificates, or short-term money market funds that the General Manager may establish as approved by the Executive Committee. Withdrawals from the Company’s accounts shall be made upon such signature or signatures (or other authorization form) as the General Manager shall determine.

7.2                               Investment of Excess Funds: The General Manager may invest excess funds not required in the Company’s business, and not required to be distributed to the Members pursuant to this Agreement, in short-term United States Government obligations or other highly liquid, secure short-term investments, as approved by the Executive Committee.

ARTICLE 8

DISSOLUTION

8.1                               Dissolution: The Company shall dissolve upon, but not before, the first to occur of the following:

(a)                                 the unanimous consent of the Members;

(b)                                 entry of a decree of judicial dissolution of the Company, pursuant to Section 11.9(d) below or otherwise;

(c)                                  at the written election of the non-defaulting Member if the other Member materially defaults in the performance of any material obligation under this Agreement and such defaulting Member has not cured such default within ninety (90) days of its receipt of a notice specifying such default, and the defaulting Member has not challenged the occurrence of such default pursuant to the dispute resolution procedures set forth in Section 11.9 below; or

(d)                                 in the event that the results of the preliminary work program, which includes preliminary testing, engineering and evaluation of the cost of the operation and related mining activities in the JV Area, are not favorable and do not yield projected commercially reasonable financial operating figures.

The Company may only be dissolved upon the happening of one of the foregoing events. The Members hereby expressly waive dissolution of the Company on account of any other event (such as the bankruptcy of a Member) to the extent such event may be superseded by the terms of this Agreement. Dissolution of the Company shall be effective upon the date on which the event giving rise to the dissolution occurs, but the Company shall not terminate until the assets of the Company have been distributed as provided in Section 8.3. Prior to the liquidation and termination of the Company, the business of the Company, and the rights and obligations of the Members relative to the Company, shall continue to be governed by this Agreement.

8.2                               Liquidation and Winding Up Upon Dissolution: If the Company is dissolved, the Company shall be wound up and liquidated in accordance with the requirements of law and the following provisions:

(a)                                 The right to wind up the Company’s affairs and to supervise its liquidation shall be exercised by the General Manager (the “Liquidator”) under the direction of the Executive Committee representatives other than representatives of a Member then in material default of its obligations to the Company;

(b)                                 Upon dissolution, the Liquidator shall ensure that an account is taken as soon as practicable of all property, assets and liabilities of the Company;

(c)                                  Each Member shall pay to the Company any amount owed by it to the Company, and the Liquidator shall be empowered and authorized to pursue any claims of the Company against such Member, including claims in any bankruptcy or other court proceeding in lieu of any dispute resolution procedures otherwise required by Section 11.9; and

(d)                                 The assets and property of the Company or the proceeds of any sale thereof, together with payment received pursuant to Section 8.2(c), shall be applied by the Liquidator as provided in Section 8.3.

8.3                               Distributions Upon Liquidation: Upon the dissolution of the Company, the assets of the Company shall be sold (or distributed in kind, at the election of the Members) in an orderly fashion, and the proceeds thereof shall be distributed, on or before the later to occur of

(i)         the close of the Company’s taxable year, or (ii) ninety (90) days following the date of such dissolution, as follows:

(a)                 First:                                     To the payment and discharge of all of the Company’s debts and liabilities, to the necessary expenses of liquidation, to a cash reserve for the completion of the reclamation obligations of the Company and to the establishment of a cash reserve which the Members determine to create for unmatured and/or contingent liabilities and obligations of the Company;

(b)                 Second:                    To the payment and discharge of all of the Company’s debts and liabilities to Members, pro rata in accordance with their respective unpaid balances;

(c)                  Third:                               To the Members in accordance with their Capital Accounts; provided, however, that if such distribution would vary in any material respect from that provided for under Section 4.3 (if it were applicable to such distribution), then items (including gross items) of income, gain, loss and deduction for the year of liquidation (and any prior year as to which an amended return may be filed) shall be allocated in such a manner as to cause, to the maximum extent practicable without violation of the Regulations, the distributions to the Members pursuant to this Section 8.3(c) to equal what they would have been had such distributions been made pursuant to Section 4.3; and provided further, that if the Liquidator establishes any reserves in accordance with the provision of Section 8.3(a), then the distributions pursuant to this Section 8.3(c) (including distributions of such reserves) shall be pro rata in accordance with the balances of the Member’s Capital Accounts.

No Member shall be required to contribute any property to the Company or any third party by reason of having a negative Capital Account.

ARTICLE 9

RESTRICTIONS ON TRANSFERS BY MEMBERS

9.1                               Permitted Transfers: Neither Member may sell, assign, transfer, pledge, encumber, create a security interest in or otherwise dispose of all of any part of its Interest in the Company without the express written consent of the other Member, except as provided in this Article; provided that a Member may assign all but not part of its Interest to an Affiliate. Any attempted sale, assignment, transfer, encumbrance or disposition not expressly permitted by this Article shall be null and void ab initio and of no force and effect. Any assignment, including any assignment to an Affiliate of a Member, shall not operate to release the assigning Member of its obligations and liabilities under this Agreement without the consent of the other Member.

9.2                               Right of First Refusal: Either Member may transfer all (but not part) of its Interest to another person (other than an Affiliate) after complying with the following provisions of this Section:

(a)                                 Offer to Sell. Either Member desiring to transfer all (but not part) of its Interest (the “Transferring Member”) shall first deliver a written notice to the other Member advising it of the proposed price and other terms of a bona fide binding offer (the “Offer”) from a third party that is Creditworthy as defined below.

(b)                                 Exercise. The other Member shall have the right to acquire the Transferring Member’s Interest at the price and on the terms of the Offer if, within forty-five (45) days after receipt of the Offer, it notifies the Transferring Member of exercise of such option. If the other Member exercises such right, the transaction shall be consummated within ninety (90) days after receipt of the Offer, or at such other date as the Members may agree.

(c)                                  Completion of Sale. If the other Member does not exercise such right within the 45-day period described in clause (b), the Transferring Member may, at any time within one hundred twenty (120) days after the expiration of such forty-five (45)-day period, but no later, transfer its Interest to a Creditworthy third party, on terms no more favorable to the third party than those offered to the other Member. Upon transfer, the indemnity and other obligations of the Transferring Member under the Agreement shall be terminated as to future activities, but the indemnity and other obligations of the Transferring Member shall survive and continue to apply with respect to actions or omissions occurring prior to transfer. As used in this Agreement, “Creditworthy” means a person with the financial and technical capability to perform its obligations under this Agreement and with a tangible net worth, based on audited financial statements provided to the remaining member, which equals or exceeds a tangible net worth reasonably satisfactory to the remaining member.

9.3                               Option to Purchase: Each Member (the “Affected Member”) grants to each other Member an option to purchase the Affected Member’s Interest, which option shall be exercisable either (i) in the event that the Interest of the Affected Member is involuntarily transferred to a pledgee, judgment creditor, assignee for the benefit of creditors, receiver, trustee in bankruptcy or other person, or (ii) upon the filing by or against the Affected Member or any of its Affiliates of any petition in bankruptcy under any chapter of title 11, United States Code or any successor statute. Upon the occurrence of any event described in clause (i) or (ii) above (an “Option Triggering Event”), the other Member shall have the option and privilege of purchasing the Affected Member’s Interest by giving notice to the Affected Member of exercise of such option not later than ninety (90) days following such transfer, for the fair market value of such Interest as determined by an independent appraiser chosen by the Company. No pledgee, judgment creditor, assignee for the benefit of creditors, receiver, trustee in bankruptcy or other holder of a claim to the Interest of a Member may sell, foreclose upon, hold or otherwise transfer such Interest in derogation of the option hereby granted.

9.4                               Substitute Members. No transferee of any Interest (including transferees by operation of law) shall be admitted as a Member hereunder or acquire any rights hereunder, including voting rights, representation on the Executive Committee or the right to receive distributions and allocations in respect of a transfer, unless such Interest is transferred in compliance with Article 9. Each permitted transferee of an Interest under Article 9 shall execute an instrument assuming and agreeing to perform all obligations of a Member under this Agreement and shall thereupon be admitted as a Member of the Company in the place of the Member whose Interest was transferred to such transferee; provided that the transferor shall remain liable for performance of all obligations under this Agreement arising prior to the date of such assumption and agreement.

ARTICLE 10

NOTICE

10.1                        Addresses: All notices, consents, elections, requests, reports, demands and other communications hereunder shall be in writing and shall be personally delivered or mailed by registered or certified, first-class mail, postage prepaid, or sent by confirmed facsimile transmission or by a reputable overnight courier service such as Federal Express:

(a)                                 If to Consol, to the following address:

CONSOL of Wyoming LLC

c/o CONSOL Energy Inc.

1800 Washington Road

Pittsburgh, PA 15241-1405

ATTN : Robert P. King

(b)                                 If to Chevron, to the following address:

Chevron NPRB, LLC

c/o The Pittsburg & Midway Coal Mining Co.

116 Inverness Drive East, Suite 207

Englewood, CO 80112-5125

ATTN: M. William Dix, Jr.

and, for communications to a Member required under Article 6, also to the following address:

Chevron Corporation

P.O. Box 6028

San Ramon, CA 94583

ATTN: General Manager, Partnership Tax Compliance

or to such other address or to such other person as a Member shall have last designated by notice to the other Member.

10.2                        Effective Date: All notices, consents, elections, reports and other documents authorized or required to be given pursuant to this Agreement shall be effective as of the date received by the recipient or addressee for purposes of calculating the time within which the other Member or the Company is obligated to respond, and upon mailing as required in Section 10.1 hereof for all other purposes.

ARTICLE 11

MISCELLANEOUS

11.1                        Binding on Successors: Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members and their successors and assigns.

11.2                        Amendments: This Agreement shall not be amended or modified except with the unanimous consent of the Members as evidenced by a written instrument executed by both Members.

11.3                        Waiver and Consent: No consent or waiver, express or implied, by a Member to or of any breach or default by the other Member in the performance of its obligations hereunder, shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligation of such Member hereunder.

11.4                        Waiver of Dissolution: Any dissolution of the Company shall occur only as provided herein, and each Member hereby waives and renounces its rights to seek a judicial decree of dissolution, to seek the appointment of a liquidator of the Company, and to seek partition of Company property.

11.5                        Relationship of the Members: The relationship between the Members shall be limited to the performance of the transactions contemplated by this Agreement. Nothing herein shall be construed to authorize a Member to act as an agent for the other Member.

11.6                        Further Assurances: The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

11.7                        Severability: If any provision of this Agreement or the application thereof to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

11.8                        Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.9                        Resolution of Disputes: For purposes of this Section, “Disputes” shall mean all unresolved claims, counterclaims, disputes, controversies, and other matters in question between the Members, or between a Member and the Company, arising out of or relating to the performance or breach of any obligations under this Agreement.

(a)                                 Performance of Parties to Continue. Unless otherwise agreed in writing, during the period in which any Dispute is outstanding each of the parties shall continue to perform its services and carry out its other responsibilities in accordance with the Agreement.

(b)                                 Mediation of Disputes. The parties may mutually agree to submit Disputes to mediation prior to either party initiating arbitration. Unless the parties mutually agree otherwise, such mediation shall be conducted in accordance with the Mediation Rules of the American Arbitration Association currently in effect.

(i)                                     Upon mutual agreement of the parties to submit a Dispute to mediation, the initiating party shall serve written notice on the other party and shall propose the identity of a mediator.

(ii)                                  Upon receipt of such notice, the non-initiating party or parties shall respond in writing to the initiating party within ten (10) business days by either accepting the initiating party’s proposed mediator or by proposing an alternate mediator.

(iii)                               In the event that only one party proposes a mediator within such 10-day period, the mediator that has been proposed shall be selected.

(iv)                              In the event that both parties propose mediators within such 10-day period, and the parties cannot agree as to the identity of the mediator within a further 10-day period, the mediator shall be appointed by the Denver, Colorado office of the American Arbitration Association in accordance with the Mediation Rules of the American Arbitration Association.

(v)                                 If any Dispute has not been resolved within forty-five (45) days after submission thereof to mediation, the parties may continue to endeavor to resolve the Dispute by mediation, or any party may initiate arbitration proceedings.

(c)                                  Arbitration. Any Dispute not resolved by mediation shall be resolved in Denver, Colorado by binding arbitration through the American Arbitration Association (or other alternative dispute resolution agency mutually acceptable to the parties, including a retired judge or justice of the state or federal courts). Such arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect.

(i)                                     The initiating party shall file a demand for arbitration with the other party and with the American Arbitration Association.

(ii)                                  The party filing a notice of demand for arbitration must assert in the demand all Disputes then known to that party on which arbitration is permitted to be demanded.

(iii)                               The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

(iv)                              In the event of any arbitration hereunder or any action or proceeding to enforce any arbitration award hereunder, the prevailing party, as determined by the arbitrator or arbitrators or court, shall be entitled to recover from the other party all costs and expenses, including court costs, arbitration fees and reasonable attorney’s fees, incurred by the prevailing party in connection with such arbitration, action or proceeding.

(d)                                 Business Disagreements. The provisions of clauses (b) and (c) above apply only to claims of breach or nonperformance of this Agreement, and do not apply to disagreements on approvals of business plans, budgets or other matters presented to the Executive Committee, or to disagreements on whether to enter into or renew any contract or arrangement between the Company or Members or third parties. The Members shall use reasonable endeavors to resolve such disagreements by direct discussions between senior executives of Consol or its designated Affiliate and Chevron or its designated Affiliate. If such discussions do not resolve the disagreement on an issue that makes it not reasonably practical to carrying on the Company’s business, either Member may give notice to the other Member and the Company of its intent to seek dissolution of the Company pursuant to Section 18-802 of the Delaware Corporation Code. If the disagreement is not resolved within thirty (30) days following such notice, either Member may commence an action in the Delaware Court of Chancery seeking such dissolution.

11.10                 Agreement in Counterparts: This Agreement may be executed in as many counterparts as may be deemed necessary and convenient. Each counterpart, when so executed, shall be deemed an original, but all counterparts shall constitute one and the same instrument.

11.11                 No Third-Party Beneficiary: Except as specifically set forth herein, this Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective permitted successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

11.12.              Execution of Lease. This Agreement shall be effective upon the execution of the leases for the Consol Leased Properties and the Chevron Leased Properties (the “Leases”), which Leases shall be substantially in the form attached hereto as Exhibit F, along with the execution of the Rights of First Offer and Refusal Agreements (“ROFRs”) substantially in the form attached hereto as Exhibit G. The execution of the Leases and the ROFRs must take place within ten (10) business days of the execution of this Agreement.

IN WITNESS WHEREOF, this Operating Agreement of Youngs Creek Mining Company, LLC has been duly executed by the undersigned Members as of the day and year first above written.

CONSOL OF WYOMING LLC		CHEVRON NPRB, LLC

By	/s/ Robert P. King	By	/s/ Mark A. Smith
	Robert P. King		Mark A. Smith
	Vice President		President

EXHIBITS

Exhibit A-1                                  Consol Capital Contribution

Exhibit A-2                                  Chevron Capital Contribution

Exhibit B-1                                  Consol Leased Properties

Exhibit B-2                                  Chevron Leased Properties

Exhibit C                                             JV Area Map

Exhibit D                                             Form of Loaned Employee Agreement

Exhibit E                                              Form of Services Agreement

Exhibit F                                               Form of Leases for Consol Leased Properties and Chevron Leased Properties

Exhibit G                                             Form of Rights of First Offer and Refusal Agreements for Consol Leased Properties and Chevron Leases Properties

Exhibit A-1

to Operating Agreement

CONSOL of Wyoming LLC Capital Contribution

		Other Assets
Date	Cash Contribution	Contributed	Percentage Interest

April 25, 2007	$400,000		50%

TOTAL	$400,000		50%

Exhibit A-2

to Operating Agreement

Chevron NPRB, LLC Capital Contribution

		Other Assets
Date	Cash Contribution	Contributed	Percentage Interest

April 25, 2007	$400,000		50%

TOTAL	$400,000		50%

Exhibit B-1

to Operating Agreement

Consol Leased Properties

INSERTED:

2-page Excel spreadsheet

Exhibit B-1

CONSOL LEASED PROPERTIES

Agreement No	Grantor/Lessor	Grantee/Lessee	Type	Date	Book	Page	Other
143027	HALL, CLYDE & CLARA	CONSOLIDATION COAL COMPANY	Deed	04/05/1979	329	275	39439
Tract No: 1			Gross Acres: 124.540 (Surface 50%)

Legal Desc:

Sheridan County, Wyoming
Remark:	T58N-R83W
SEC 22: LOT 1
SEC 23: LOTS 2, 3, 4

Agreement No	Grantor/Lessor	Grantee/Lessee	Type	Date	Book	Page	Other
165001	WESTMORELAND RESOURCES	RESERVE COAL PROPERTIES COMPANY	Deed	07/13/1973	196	87
Tract No: 1			Gross Acres: 2847.730 (Surface)

Legal Desc:

Sheridan County, Wyoming
Remark:	T58N-R84W
SEC 22: SE
SEC 23: LOTS 1, 2 , 3, 4, S/2N/2, S/2
SEC 24: LOTS 1, 2, 3, 4, S/2N/2, S/2
SEC 25: W/2, W/2E/2, E/2SE
SEC 26: N/2, SE, E/2SW; SEC 27: NE, E/2NW. E/2SW

Agreement No	Grantor/Lessor	Grantee/Lessee	Type	Date	Book	Page	Other
165003	TREMBATH, EDITH FERN	RESERVE COAL PROPERTIES COMPANY	Deed	08/23/1979	243	218
Tract No: 1			Gross Acres: 20.000 (Coal & Surface)

Legal Desc:

Sheridan County, Wyoming
Remark:	T58N-R83W
SEC 26: PART OF N/2NE

1

Exhibit B-1

CONSOL LEASED PROPERTIES

Agreement No	Grantor/Lessor	Grantee/Lessee	Type	Date	Book	Page	Other
165004	SLOAN-KETTERING INSTITUTE FOR	RESERVE COAL PROPERTIES COMPANY	Deed	05/10/1990	334	342
Tract No: 1			Gross Acres: 2560.000 (Coal)

Legal Desc:

Sheridan County, Wyoming
Remark:	T58N-R84W
SEC 22: E/2SW, SE SEC 23: SW, W/2SE, SESE
SEC 25: SWNE, S/2NW, S/2 SEC 26: ALL
SEC 27: E/2W/2, E/2
SEC 34: N/2NE, NENW
SEC 35: N/2, N/2N/2SW

Agreement No	Grantor/Lessor	Grantee/Lessee	Type	Date	Book	Page	Other
165005	PADLOCK RANCH COMPANY	RESERVE COAL PROPERTIES COMPANY	Deed	12/17/1991	347	63
Tract No: 1			Gross Acres: 40.000 (Surface)

Legal Desc:

Sheridan County, Wyoming
Remark:	T58N - R84W
SEC 35: N/2N/2SW

2

Exhibit B-2

to Operating Agreement

Chevron Leased Properties

Description of the Leased Interests

A.                                    Description of the Coal Rights

The following coal property in Sheridan County, Wyoming:

Township 58 North, Range 84 West

Section 15:                                   Lot 1;

Section 20:                                   SE¼;

Section 21:                                   E½ NE¼, S½;

Section 22:                                   NW¼, W½ SW¼;

Section 23:                                   Lots 3 and 4;

Section 27:                                   W½ NW¼, W½ SW¼;

Section 28:                                   All;

Section 29:                                   NE¼, NE¼ SE¼;

Section 33:                                   N½ NE¼;

Section 34:                                   SW¼ NE¼, NW¼ NW¼.

B.                                    Description of the Surface Lands

The following three tracts of surface lands located in Sheridan County, Wyoming, referred to in this exhibit as:

•                 Public Service Co of Oklahoma Tract,

•                  Ash Creek Mining Company Tract

•                  Ft Union Ltd Tract

1) Public Service Co of Oklahoma Tract

Township 58 North, Range 84, West 6th P.M.

Section 19:                                   Lot 2, E½, E½NW¼, NE¼SW¼

Section 20:                                   S½, NW¼, S½NE¼

Section 21:                                   S½, SW¼NW¼, E½NW¼, NE¼

Section 27:                                   W½NW¼, NW¼SW¼

Section 28:                                   N½, N½S½,SW¼SE¼

Section 29:                                   N½, N½S½, SW¼SE¼, S½SW¼

Section 30:                                   N½NE¼, SE¼ NE¼, NE¼ SE¼

Section 32:                                   N½NW¼, NW¼NE¼

Less and Except from the above-described lands the following three parcels:

a)             The parcel of land in the North half of Section 21, Township 58 North, Range 84 West, 6th P.M., more particularly described as follows:

Beginning as a point on the North line of Section 21, said point being S 87° 14’ 35” W a distance of 608.61 feet from N ¼ corner of Section 21; thence through a curve to the left along the northerly right-of-way of Shell Oil Company Crow Lease Spur. Said curve having a radius of 1257.69 feet, a central angle of 21° 42’ 55”, a length of 476.66 feet, and a chord bearing of S 64° 26’ 20” E and chord length of 473.82 feet to a point on said right-of-way line which is 175 feet right of Station 614+50; thence along said right-of-way S 46° 53’ 12” E 50.90 feet to a point which is 150 feet right of Station 614+00; thence S 77° 11’ 42” E 278.61 feet to a point which is 125 feet right of Station 611+00; thence S 86° 30’ 00” E 421.58 feet to a point on the northerly right-of-way line of said railroad spur; thence through a curve to the right along said right-of-way, said curve having a radius of 2037.39 feet, a central angle of 7° 00’ 00”, a length of 248.92 feet, a chord bearing of S 83° 00’ 00” E and chord distance of 248.75 feet; thence along said right-of-way through another curve to the right, said curve having a radius of 1557.69 feet, a central angle of 25° 47’ 47”, a length of 701.32 feet, a chord bearing S 66° 36’ 06” E and a chord length of 695.41 feet to a point which is 125 feet right of Station 598 + 00; thence N 84° 25’ 29” E 37.09 feet to a point which is 150 feet right of Station 597 + 75; thence along said northerly right-of-way through a curve to the right having a radius of 1582.69 feet, a central angle of 7° 14’ 58”, a length of 200.25 feet, and a chord bearing S 49° 04’ 44” E and a chord length of 200.11 feet to a point on the East line of said Section 21; thence S 0° 28’ 19” W 220.21 feet along the east line of said Section 21 to a point on the centerline of said railroad spur, said point being as Station 594+40.33; thence continuing along said East line of Section 21 S 0° 28’ 19” W 399.36 feet to a point on the southerly right-of-way of said railroad spur; thence N 20° 49’19” W 332.72 feet along said southerly right-of-way to a point which is 150 feet left of Station 594+50; thence along said right-of-way through a curve to the left having a radius of 1282.69 feet, a central angle of 39° 47’ 47”, a length of 890.93 feet, a chord bearing N 59° 36’06” W and a chord length of 873.13 feet to a point; thence continuing along said southerly right-of-way line through another curve to the left having a radius of 1762.01 feet, a central angle of 7° 00’ 00”; a length of 215.27 feet, a chord bearing N 83° 00’ 00” W and a chord length of 215.47 feet to a point; thence continuing along said right-of-way N 86° 30’ 00” W 21.58 feet to a point which is 150 feet left of Station 607+00; thence S 65° 43’ 09” W 107.27 feet to a point which is 200 feet left of Station 607+94.91; thence N 86° 30’ 00” W 105.09 feet to a point which is 200 feet left of Station 609+00 thence N 72° 27’ 51” W 206.15 feet to a point which is 150 feet left of Station 611+00; thence N 88° 21’ 30” W 271.23 feet to a point which is 175 feet left of Station 613+50; thence N 64° 38’ 56” W 114.12 feet to a point which is 150 feet left of Station 614+50; thence through a curve to the right along said right-of-way having a radius of 1582.69 feet, a central angle of 18° 00’ 00”, a length of 497.19 feet, a chord bearing N 66° 17’ 48” W, a chord length of 495.17 feet to a point which is 150 feet left of Station 619+00; thence S 81° 16’58” W 37.41 feet to a point which is 175 feet left of Station 619+25; thence N 55° 22’37” W 311.58 feet to a point which is 200 feet left of Station 622+00; thence N 30°13’05” W 145.27 feet to the north line of Section 21; thence N

87° 14’35” E 220.17 feet along the north line of Section 21 to a point on the centerline of said railroad spur, said point being as Station 621+91.41; thence continuing along said north line of Section 21 N 87° 14’35” E a distance of 255.28 feet to the point of beginning, containing 19.97 acres, more or less. (Willson)

and,

b)             That Part of the SW¼ of Section 29, Township 58 North, Range 84 West, 6th P.M., described as follows:

Beginning at the Southwest corner of said Section 29 (Said corner being a B.L.M. Brass Cap); thence N 53° 56’02” E, 1469.85 feet to the true point of beginning; thence S 51° 12’18” E, 125.98 feet to a point; thence S 49° 36’40” E, 172.58 feet to a point; thence S 59° 32’11” E, 299.19 feet to a point; thence S 60° 10’41” E, 70.34 feet to a point; thence S 59° 19’ 38” E, 578.17 feet to a point; thence N 03° 36’50” E, 556.35 feet to a point; thence N 00° 00’18”W,719.92 feet to a point; thence N 19° 02’37” W, 394.46 feet to point; thence N 84° 31’05” W, 271.64 feet to a point; thence S 41° 39’54” W, 421.04 feet to a point; thence S 30° 19’13” W, 795.96 feet to the true point of beginning, containing 25.95 acres, more or less. Together with all improvements situated thereon and all water, water rights, ditches and ditch rights belonging thereunto (Poeschl).

and

c)                      That part of the proposed Shell Oil Company Crow Coal Lease Spur Track Railroad which is within the above-described right-of-way described as follows:

Starting at the southeast corner of said Section 35, Township 58 North, Range 84 West; thence North 89° 50’58” West, along the south line of said Section 35, a distance of 413.71 feet to a point on the easterly right of way line of the Shell Oil Company Crow Coal Lease Spur Track Railroad, being the true point of beginning; thence continuing North 89° 50’58” West, along said south line of Section 35, a distance of 69.95 feet to a point on the centerline of said Shell Oil Company Spur Track at center line Station 388+79.18; thence continuing North 89° 50’ 58” West along said south line Section 35, a distance of 86.30 feet to a point on the westerly right of way line of said Shell Oil Company Spur Track; thence North 07° 18’27” East along said right of way line, a distance of 400.42 feet to a point 50 feet left of centerline Station 392+75; thence North 16° 19’12” West along said right of way line, a distance of 237.17 feet to a point 125 feet left of centerline Station 395+00; thence North 02° 06’47” East along said right of way line, a distance of 625.00 feet to a point 125 feet left of centerline Station 401+25; thence North 17° 22’ 05” East along said right of way line, a distance of 85.69 feet to a point on the north line of said SE¼ SE¼ of Section 35; thence South 89° 53’12” East along the North line of SE¼ SE¼ of Section 35, a distance of 101.55 feet to a point on the centerline of said Shell Oil Company Spur Tack at centerline Station 402+11.26; thence continuing South 89° 53’ 12” East along said North line of SE¼ SE¼ of Section 35, a distance of 101.55 feet to a point on the easterly right-of-way line of said Shell Oil Company Spur Track; thence South 13° 08’31” East along said right of way line, a distance of 93.04 feet to a point 125 feet right of centerline Station 410+25; thence south 02° 06’47” West along said right of way line, a distance of 825.00 feet to a point 125 feet right of centerline station 393+00; thence South 38° 58’59” West along said right of way line, a distance of 125.00 feet to a point 50 feet right of centerline station 392+00; thence South 01° 27’47” East along said right of way line, a distance of 319.05 feet to the true point of beginning, said acreage within Young’s Creek-Ash Creek Road being 0.4 acres, more or less.

2)                                     Ash Creek Mining Company Tract

The NE¼ of Section 22, Township 58 North, Range 84 West, 6th P.M. containing 165 acres, more or less, and a parcel of land in the W1/2 of Section 22, T58N, R84W, 6th P.M., described as follows:

Beginning at the S1/4 corner of said Section 22, thence N. 1°00’32” W. along the East line of said West Half of Section 22 a distance of 280.37 feet to the true point of beginning; thence S. 89°51’46” W. a distance of 144.13 feet along an existing fence line; thence continuing along said fence line S. 86°25’36” W. a distance of 377.24 feet; thence along said fence line N. 89°36’17” W. a distance of 153.47 feet to the beginning of a tangent curve to the right, thence continuing along said fence line through said curve having a central angle of 30°13’04”, a radius of 1342.89 and a length of 708.25 feet to a point; thence N. 59°17’31” W. a distance of 57.09 feet; thence along said fence line N. 28°39’44” W. a distance of 56.61 feet; thence along said fence line N. 69°36’02” W. a distance of 86.12 feet to the beginning of a non-tangent curve to the right, thence along said fence line through said curve having a Chord Bearing of N. 40°08’13” W., a central angle of 21°04’00”, a radius of 1389.08 feet, and a length of 510.74 feet to a point; thence along said fence line N. 31°29’24” W. a distance of 130.52 feet; thence along said fence line N. 64°59’28” W. a distance of 43.32 feet, thence along said fence line N. 31°02’09” W. a distance of 462.07 feet to the beginning of non-tangent curve to the right; thence along said fence line through said curve having a Chord Bearing of N. 24°28’21” W., a central angle of 12°30’00”, a radius of 1428.90 feet, and a length of 311.74 feet to a point; thence along said fence line N. 13°50’35” W. a distance of 39.79 feet; thence along said fence line N. 1°20’40” W. a distance of 42.38 feet; thence along said fence line N. 1°58’33” E. a distance of 305.84 feet, thence along said fence line N. 1°25’20” E. a distance of 75.20 feet; thence along said fence line N. 9°37’37” W. a distance of 56.09 feet; thence along said fence line N. 18°16’50” W. a distance of 34.02 feet; thence along said fence line N. 34°35’44” W. a distance of 103.17 feet; thence along said fence line N. l5°38’39” E. a distance of 83.46 feet; thence along said fence line N. 9°37’00” E. a distance of 195.35 feet; thence along said fence line N. 6°46’24” W. a distance of 209.49 feet; thence along said fence line N. 0°10’27” W. a distance of 437.42 feet to the beginning of a non-tangent curve to the left, thence along said fence line through said curve having a Chord Bearing N. 6°35’40” W. a central angle of 11°00’00”, a radius of 1846.51 feet, and a length 354.50 feet to a point, thence along said fence line N. 14°13’41” W. a distance of 110.39 feet; thence along said fence line N. 32°16’06” E. a distance of 31.89 feet; thence along said fence line N. 18°08’31” W. a distance of 50.74 feet to the beginning of a non-tangent curve to the left, thence along said fence line through said curve, having a Chord Bearing of N. 31°19’34” W., a central angle of 23°14’00”, a radius of 1659.84 feet, and a length of 673.04 feet, to a point; thence N. 42°56’34” W. a distance of 53.71 feet to a point on the West line of said Section 22; thence N. 0°27’33” E. a distance of 689.96 feet along said West line of Section 22 to the N.W. corner of said Section 22; thence N. 88°50’15” E. a distance of 2714.44 feet along the North line of said Section 22 to the N1/4 corner of said Section 22; thence S. 1°00’32” E. a distance of 4912.86 feet along the East line of said West Half of Section 22 to the true point of beginning; containing 252.30 acres, more or less.

3)                                     Ft Union Ltd Tract

Township 58 North, Range 84 West, 6th P.M.

Section 25:                                   E/2NE/4

Township 58 North, Range 83 West, 6th P.M.

Section 19:                                   Lots 1,2,3,4,5,6, and 7, S/2 NE/4, SE/4 NW/4, E/2 SW/4, that part of the SE/4 lying north and west of State Highway 338.

Section 20:                                   That part of the SW¼ NW¼, NW¼ SW¼ and Lot 4 (NW/4 NW/4) lying north and west of State Highway 338.

Except a tract of land described as follows: beginning at a point in the North line of said NW/4 NW/4, which point is in the West right-of-way line of State Secondary Highway No. 192 and which point is 913 feet East of the Northwest corner of said Section 20; thence South 7° 38’ East along the West line of said Highway a distance of 272.2 feet; thence West parallel to the North Line of said NW/4 NW/4 a distance of 160 feet; thence North 7° 38’ West parallel to the West line of said Highway a distance of 272.2 feet to a point on the North line of said NW/4 NW/4, thence East 160 feet to the point of beginning;

Section 30:                                   That part of the NW¼ and the NW¼ SW¼ lying north and west of State Highway 338.

Exhibit C

to Operating Agreement

JV Area Map

INSERTED:

Large map

Exhibit D

to Operating Agreement

Form of Loaned Employee Agreement

LOANED EMPLOYEE AGREEMENT

This Loaned Employee Agreement (this “Agreement”), entered into on [ , 2007], by and among [Chevron NPRB, LLC or CONSOL of Wyoming LLC] (“[Chevron/Consol]”), and Youngs Creek Mining Company, LLC (“Youngs Creek”) (each, a “Party” and together, the “Parties”),

WITNESSETH:

WHEREAS, Chevron and Consol have entered into that certain Operating Agreement dated as of [                , 2007] (as the same may be amended, supplemented or modified from time to time, the “Operating Agreement”), pursuant to which, among other things Chevron and Consol have agreed to provide certain personnel, administrative, technology, and other resources necessary to provide services to Youngs Creek during the term of the Operating Agreement; and

WHEREAS, Youngs Creek requests that certain employees of [Chevron/CONSOL] or its affiliates perform certain administrative and operational services; and

WHEREAS, [Chevron/CONSOL] is willing to make available, or cause its affiliates to make available, its employees to Youngs Creek subject to the terms and conditions set forth herein:

NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and the benefits to be derived herefrom, the Parties hereby agree as follows:

ARTICLE 1

Employees to be Loaned to Youngs Creek

1.1          Loaned Employees. Effective as of the date hereof, [Chevron/CONSOL] shall make available to Youngs Creek the employees listed in Exhibit A hereto (the “Loaned Employees”). Each Loaned Employee shall continue to be a Loaned Employee until the earlier of (a) the date set forth in Exhibit A hereto with respect to such Loaned Employee, (b) until the date for which Youngs Creek gives notice of no longer needing the Services, as defined in Exhibit A, of such Loaned Employee, so long as Youngs Creek provides [Chevron/CONSOL] at least two weeks prior written notice of such date, (c) until the date for which [Chevron/CONSOL] gives notice of needing the services of such Loaned Employee, so long as [Chevron/CONSOL] provides Youngs Creek at least two weeks prior written notice of such date, or (d) until a date such employee no longer remains an employee of [Chevron/CONSOL]. Attached hereto as Exhibit B is the form of letter of confirmation to be signed by each of the Loaned Employees confirming that they will provide the Services. The Loaned Employees shall be subject to the direction and control of Youngs Creek but shall remain employees of [Chevron/CONSOL] during the period that the Loaned Employees provide the Services to Youngs Creek, and [Chevron/CONSOL] shall be solely responsible for the payment of their salaries and benefits during such period. It is the intent of the Parties that the Loaned Employees shall provide the Services as loaned employees of Youngs Creek. Except as set forth in Exhibit A hereto, the Loaned Employees shall be available to provide Services on a full-time basis with Youngs Creek.

ARTICLE 2

Term and Termination

2.1          Term. The term of this Agreement shall commence as of [            ] and shall continue with respect to each Loaned Employee until the termination date defined in Section 1.1 of this Agreement.

2.2          Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned, at any time, upon the occurrence of any of the following events or conditions:

(a)           upon the written agreement of the Parties to terminate this Agreement;

(b)           by [Chevron/CONSOL], upon Youngs Creek’s breach of a material obligation under this Agreement (including Youngs Creek’s failure to pay [Chevron/CONSOL] amounts owing hereunder) and such breach is not remedied to [Chevron/CONSOL]’s reasonable satisfaction within 15 days after written notice to Youngs Creek of such breach or if such breach is not capable of rectification within 15 days, if Youngs Creek has not promptly commenced to rectify the breach within such 15-day period and is not proceeding diligently to rectify the breach; provided, however, that such right to continue to rectify a breach shall end upon expiration of this Agreement.

In the event of termination of this Agreement pursuant to this Section 2.2, no Party will have any further liability or obligation hereunder, except that any such termination will not affect (i) the provisions of Article 4 and Article 5, which will survive any such termination, or (ii) the rights and obligations of the Parties accruing prior to such termination.

ARTICLE 3

Fees, Billing and Payment

3.1          Compensation. Youngs Creek (a) shall, in accordance with Section 3.2, pay [Chevron/CONSOL] the fees set forth on Exhibit A attached hereto for the provision of the Services provided by each Loaned Employee under this Agreement and (b) shall reimburse the Loaned Employee directly for any incidental expenses reasonably incurred by such Loaned Employee in connection with performing the Services (including reasonable travel expenses incurred in accordance with [Chevron/CONSOL]’s travel policies and procedures). [Chevron/CONSOL] reserves the ability to increase the reimbursement rate for all Loaned

Employees with either advance notice of such increase or in arrears for previous costs incurred by [Chevron/CONSOL]. All amounts paid by Youngs Creek to [Chevron/CONSOL] hereunder shall be paid in full without any deduction or withholding for taxes or any other fees or expenses.

3.2          Billing and Payment. Youngs Creek shall pay the fees described above for each month in arrears by the 5th business day of the following month. Any partial month’s payment shall be prorated.

3.3          Late Payments. In the event any undisputed payment hereunder is not made when due, the undisputed payment shall accrue interest (beginning on the date of invoice) at a rate equal to the sum of (i) the “prime rate” or “reference rate” of interest quoted in The Wall Street Journal published on the due date plus (ii) two percent (2%) per annum, accruing monthly, until payment in full. Such payment, when made, shall be accompanied by all interest so accrued.

ARTICLE 4

Standards and Warranty Disclaimer

Youngs Creek shall be responsible for providing all requirements to [Chevron/CONSOL] for the provision of Services by the Loaned Employees. The fee structure anticipates that the facilities needed for the Loaned Employees to provide the Services will be provided by Youngs Creek. [CHEVRON/CONSOL] MAKES NO WARRANTY OF ANY KIND CONCERNING THE PROVISION OF SERVICES AND SPECIFICALLY MAKE NO WARRANTY AS TO THE LOANED EMPLOYEES’ QUALIFICATIONS, EXPERTISE, CHARACTER, OR OTHERWISE, AND NONE SHALL BE IMPLIED.

ARTICLE 5

Release, Indemnification and Insurance

5.1          Release. Youngs Creek hereby releases [Chevron/CONSOL], [Chevron/CONSOL]’s affiliates and their respective officers, directors, employees and agents (collectively, the “[Chevron/CONSOL] Group Members”) or any of them from, and covenants not to sue any of them for, any and all losses and claims (including, but not limited to, property damage, personal injury, death, liabilities arising out of an employment relationship, workmen’s compensation claims, attorneys’ fees, travel costs, interest expense and amounts paid in settlement) (“Losses”) that Youngs Creek may now or hereafter have (including, but not limited to, any consequential, incidental, indirect or special damages and losses of whatsoever nature) arising out of or relating to the performance of any of the Services by the Loaned Employees. [Chevron/CONSOL] shall have no responsibility for the failure to provide Services for any reason by the Loaned Employees, including death, disability or illness of the Loaned Employees, any malfeasance or misconduct of such Loaned Employees, or any Loaned Employee’s termination of his or her employment with [Chevron/CONSOL] and/or [Chevron/CONSOL]’s affiliate.

5.2          Indemnification. Youngs Creek shall indemnify, defend and hold harmless each Loaned Employee and the [Chevron/CONSOL] Group Members or any of them (the

“Indemnified Parties”) from and against any and all Losses that are now or hereafter asserted against or incurred by any Indemnified Party arising directly or indirectly from Services provided by the Loaned Employees under this Agreement. Notwithstanding the foregoing sentence, this indemnity shall not apply to the extent that it is void or otherwise unenforceable under applicable Law.

5.3          Consequential Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY HAVE ANY LIABILITY HEREUNDER TO THE OTHER PARTIES IN RESPECT OF ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY THE OTHER PARTIES ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT.

[5.4         Workers Compensation Insurance. Youngs Creek shall carry workers compensation insurance in accordance with Wyoming State law and Employers Liability Insurance with limits of not less than $1,000,000 covering the Loaned Employees.]

ARTICLE 6

Relationship of Parties

This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of the state in which any Party is incorporated, organized, or conducting business. No Party shall be responsible for the obligations of any other Party, each Party being severally responsible only for its obligations and actions arising hereunder.

ARTICLE 7

Miscellaneous

7.1          Notices. All notices and other communications required or permitted to be given or delivered to either Party hereunder shall be in writing, signed by or on behalf of the Party making the same, shall specify the Section under this Agreement pursuant to which it is given or made, and shall be delivered personally, transmitted by facsimile or sent by recognized overnight courier service or United States mail, postage prepaid and return receipt requested, directed to the Party intended at the address or facsimile number set forth below, or at such other address or facsimile number as may be designated by such Party by notice given to the other Party in the manner aforesaid, and shall be effective upon receipt:

If to [Chevron/CONSOL]: [Chevron/CONSOL] Entity]

]

If to Youngs Creek:

]

7.2          Waiver. The failure of a Party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such Party at a later time to enforce the same. No waiver by a Party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty contained in this Agreement. Any waiver of an obligation, agreement or condition contained herein shall be valid and effective only if in writing and signed by the Party making such waiver.

7.3          Severability. In the event any provision of this Agreement is held to be invalid by a court or arbitrator of competent jurisdiction, the invalidity of any such provision shall in no way affect any other provision contained herein; provided, however, that any such invalidity does not materially prejudice either Youngs Creek or [Chevron/CONSOL] in their respective rights and obligations contained in the valid provisions of this Agreement.

7.4          Dispute. For purposes of this Section, “Disputes” shall mean all unresolved claims, counterclaims, disputes, controversies, and other matters in question between the Parties arising out of or relating to the performance or breach of any obligations under this Agreement.

(a)           Performance of Parties to Continue. Unless otherwise agreed in writing, during the period in which any Dispute is outstanding each of the Parties shall continue to perform its services and carry out its other responsibilities in accordance with the Agreement.

(b)           Mediation of Disputes. The Parties may mutually agree to submit Disputes to mediation prior to either party initiating arbitration. Unless the Parties mutually agree otherwise, such mediation shall be conducted in accordance with the Mediation Rules of the American Arbitration Association currently in effect.

(i)            Upon mutual agreement of the Parties to submit a Dispute to mediation, the initiating Party shall serve written notice on the other party or parties and shall propose the identity of a mediator.

(ii)           Upon receipt of such notice, the non-initiating Party shall respond in writing to the initiating Party within ten (10) business days by either accepting the initiating Party’s proposed mediator or by proposing an alternate mediator.

(iii)          In the event that only one Party proposes a mediator within such 10-day period, the mediator that has been proposed shall be selected.

(iv)          In the event both Parties propose mediators within such 10-day period, and the Parties cannot agree as to the identity of the mediator within a further 10-day period, the mediator shall be appointed by the Denver, Colorado office of the American Arbitration Association in accordance with the Mediation Rules of the American Arbitration Association.

(v)           If any Dispute has not been resolved within forty-five (45) days after submission thereof to mediation, the parties may continue to endeavor to resolve the Dispute by mediation, or either Party may initiate arbitration proceedings.

(c)              Arbitration. Any Dispute not resolved by mediation shall be resolved in Denver, Colorado by binding arbitration through the American Arbitration Association (or other alternative dispute resolution agency mutually acceptable to the Parties, including a retired judge or justice of the Colorado state or federal courts). Such arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect.

(i)            The initiating Party shall file a demand for arbitration with the other parties and with the American Arbitration Association.

(ii)           The Party filing a notice of demand for arbitration must assert in the demand all Disputes then known to that party on which arbitration is permitted to be demanded.

(iii)          The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

(iv)          In the event of any arbitration hereunder or any action or proceeding to enforce any arbitration award hereunder, the prevailing Party, as determined by the arbitrator or arbitrators or court, shall be entitled to recover from the other Party all costs and expenses, including court costs, arbitration fees and reasonable attorney’s fees, incurred by the prevailing Party in connection with such arbitration, action or proceeding.

7.5          No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns permitted hereby, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, and no provision of this Agreement shall give any third persons any right of subrogation or action over and against any Party to this Agreement.

7.6          Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and by different Parties on separate counterparts, all of which shall be considered one and the same agreement, and each of which shall be deemed an original, and this Agreement shall become binding when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

7.7          Assignment; Delegation.

(a)           No Party may assign any right granted it under this Agreement without the express written consent of the other Parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may assign its rights to its affiliate effective upon notice thereof to the other Parties, but no such assignment will relieve such Party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties and their permitted successors and assigns.

(b)           [Chevron/CONSOL] may not delegate performance of any duty of [Chevron/CONSOL] to be performed hereunder by them to any Person (other than [Chevron/CONSOL]’s affiliate) except with the prior written consent of Youngs Creek (which consent shall not be unreasonably withheld), but no such delegation shall relieve [Chevron/CONSOL] of its obligations hereunder.

7.8          Entire Agreement; Amendments. This Agreement (including Exhibit A and Exhibit B hereto) (a) constitutes the entire agreement between the Parties with respect to the subject matter hereof and (b) supersedes all prior statements, representations, discussions and understandings relating to such subject matter. This Agreement shall only be amended or modified by a written instrument signed by a duly authorized representative of each of the Parties.

7.9          Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Colorado, without the application of its conflict of law rules.

7.10        Headings. The headings of Articles and Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect in any way the meaning or interpretation of this Agreement.

7.11        Antitrust Guidelines. Youngs Creek shall develop guidelines governing the activities of loaned employees both while performing services for Youngs Creek and after termination of such services in order to ensure that the actions of loaned employees do not violate any antitrust law.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date and year first set forth above by their duly authorized representatives.

[CHEVRON/CONSOL] ENTITY]

By:
Name:
Title:

YOUNGS CREEK MINING COMPANY, LLC

By:
Name:
Title:

EXHIBIT A

to Exhibit D of Operating Agreement

Description of Services, Periods and Fees

Specific Loaned Employees, the services to be provided by Loaned Employees (the “Services”), and the costs and durations of Services are set forth below.

Initial Monthly
Salary & Benefit
Employee	Scope of Support	Duration	Reimbursement

Any additions and/or modifications to the Services shall be agreed to in writing by the Parties.

EXHIBIT B

to Exhibit D of Operating Agreement

Form of Confirmation Letter

[date]

[Chevron/CONSOL] Entity]

[Address]

[Youngs Creek]

[Address]

Re:          Loaned Employee Agreement

Ladies and Gentlemen:

Each of the undersigned hereby confirms that he/she has read the terms of that certain Loaned Employee Agreement dated [date] between [Chevron/CONSOL] and Youngs Creek, including the “Services” to be provided by the undersigned as set forth on Exhibit A to the Loaned Employee Agreement for the period of time set forth on Exhibit A to the Loaned Employee Agreement. Each of the undersigned hereby further confirms that he/she is available and willing to provide the Services required to be so provided by him/her under the Loaned Employee Agreement for the duration set forth on Exhibit A thereto. [To discuss in connection with section 5.4.] As a loaned employee, the undersigned acknowledges that his recourse for benefits and workers’ compensation remedies shall be limited to the benefits and remedies available from [Chevron/CONSOL] and not from Youngs Creek. This letter may be signed in counterparts.

[Employee]

[Employee]

[Employee]

Exhibit E

to Operating Agreement

Form of Services Agreement

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”), made and entered into effective as of [             , 2007] (the “Effective Date”), by and between [Chevron NPRB, LLC/CONSOL of Wyoming LLC] (“[Chevron/CONSOL]”) and Youngs Creek Mining Company, LLC (“Youngs Creek”)] (each, a “Party” and together, the “Parties”),

WITNESSETH:

WHEREAS, [Chevron] and [Consol] have entered into that certain Operating Agreement, dated as of [            , 2007] (as the same may be amended, supplemented or modified from time to time, the “Operating Agreement”): and

WHEREAS, pursuant to Section 5.7(c) of the Operating Agreement, [Chevron/ CONSOL] has agreed to furnish, or cause to be furnished, to Youngs Creek certain services, which the Parties agree may include the specified services described in Exhibit A to this Agreement (collectively the “Services”):

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SCOPE OF SERVICES

1.1          Services. Subject to the terms of Sections 1.2 and 7.1. during the Term (as defined in Section 7.1). [Chevron/CONSOL] shall provide, or cause an affiliate to provide, to Youngs Creek the Services as reasonably requested by Youngs Creek from time-to-time in accordance with [Chevron/CONSOL]’s applicable standard procedures. Subject to the terms of Section 2.3, [Chevron/CONSOL] shall provide, or cause an affiliate to provide, in its sole discretion, the personnel, equipment, tools, technology and other resources necessary to perform the Services hereunder, shall perform the Services in compliance with statutory and regulatory requirements and shall use the same reasonable care and diligence in perforating the Services hereunder as [Chevron/CONSOL] does when performing similar services for itself and its Affiliates during the Term.

1.2          Availability of Personnel and the Services. The Services are ancillary to the conduct of [Chevron/CONSOL]’s primary lines of business, and [Chevron/CONSOL]’s facilities, methods, systems and organizations, employees and other resources (collectively, the “Employees and Resources”) used to perform the Services are involved in the conduct of business for [Chevron/CONSOL] and its Affiliates and will not be dedicated full-time to the performance of the Services for Youngs Creek. The performance of the Services hereunder are subject to the availability of the Employees and Resources at the time the Services are requested, and the Employees and Resources used in the performance of the Services may, over time, be modified, updated, replaced or reduced in [Chevron/CONSOL]’s sole discretion.

1.3          Use of Subcontractors. [Chevron/CONSOL] is authorized to provide any part of the Services by a third-party subcontractor or subcontractors only with the prior written consent of Youngs Creek, which consent shall not unreasonably be withheld. Subcontractors shall be required to comply with this Agreement, including its confidentiality obligations and compliance with statutory and regulatory requirements.

1.4          Relationship of Parties. [Chevron/CONSOL] shall control the manner and method of performing the Services and shall be an independent contractor. All persons employed by [Chevron/CONSOL] in connection with the Services shall be [Chevron/CONSOL]’s, or its affiliate’s, employees, service providers, contractors, or subcontractors, and shall be paid directly by [Chevron/CONSOL] or its affiliate. This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of the state in which any Party is incorporated, organized, or conducting business. No Party shall be responsible for the obligations or actions of any other Party, each Party being severally responsible only for its obligations and actions arising hereunder.

ARTICLE II

CHARGES AND SETTLEMENT

2.1          Rates. [Chevron/CONSOL] shall charge Youngs Creek for the Services provided under this Agreement at the initial rates defined in Schedule 1. The rate for Services shall be subject to increase from time to time upon [Chevron/CONSOL]’s thirty (30) calendar days’ prior written notice to Youngs Creek and Youngs Creek written agreement thereto within fifteen (15) days of receipt of such written notice.

2.2          Additional Cost Reimbursements. All materials costs and other out-of-pocket costs and expenses reasonably incurred by [Chevron/CONSOL] in the performance of Services under this Agreement, including reasonable travel costs and expenses for [Chevron/CONSOL]’s employees when away from their normal home offices that are incurred in accordance with [Chevron/CONSOL]’s travel policies and procedures, that are not included in the rate as set forth in Section 2.1 above shall be reimbursed by Youngs Creek in accordance with the procedure set forth below in Section 2.4.

2.3          Additional Equipment Technology or Third Party Services. If additional equipment, software, technology or third party services are required in order for [Chevron/CONSOL] to perform the Services, and written approval is given by Youngs Creek in its sole discretion, Youngs Creek shall reimburse [Chevron/CONSOL] for the cost of such additional equipment, software, technology or third party services. To the greatest extent feasible, charges for equipment, software, technology and third party services will be billed directly to Youngs Creek. If

Youngs Creek doss not provide the requested approval, it is understood that the Services requested in connection with such request will not be performed.

2.4          Invoicing and Payment. From time to time during the Term of this Agreement (but at least every month) and within three (3) months after the termination or expiration thereof, [Chevron/CONSOL] shall submit to Youngs Creek invoices covering the Services performed and costs and expenses incurred by [Chevron/CONSOL]. Youngs Creek shall pay to [Chevron/CONSOL] the undisputed amounts due and payable on each such invoice within thirty (30) days after its receipt thereof. If Youngs Creek in good faith disputes any portion of an invoice and provided that Youngs Creek notifies [Chevron/CONSOL] of such good faith dispute within fifteen (15) Business Days after Youngs Creek’s receipt of such invoice, Youngs Creek shall have the right to withhold payment of the disputed portion and Youngs Creek shall pay only the undisputed portion.

2.5          Late Payments. In the event any undisputed payment hereunder is not made when due, the undisputed payment shall accrue interest (beginning on the date of invoice) at a rate equal to the sum of (i) the “prime rate” or “reference rate” of interest quoted in The Wall Street Journal published on the due date plus (ii) two percent (2%) per annum, accruing monthly, until payment in full. Such payment, when made, shall be accompanied by all interest so accrued.

2.6          Taxes. Youngs Creek shall pay all taxes levied or imposed on the Services provided hereunder (other than taxes on [Chevron/CONSOL]’s net income) and, in the event that [Chevron/CONSOL] is required by law to pay or remit any of said taxes, fees or other similar levies, Youngs Creek shall reimburse [Chevron/CONSOL] for the same.

2.7          Exemption Certificate. Youngs Creek shall provide [Chevron/CONSOL] with a sales or use tax exemption certificates), if applicable and if requested by [Chevron/CONSOL], in a form acceptable to the appropriate taxing authority for Services provided under this Agreement, and Youngs Creek shall be responsible for the payment of any such taxes imposed on the Services provided hereunder if it fails to do so or if such taxes are otherwise assessed on the Services.

ARTICLE III

RELEASE; INDEMNIFICATION

3.1          Release. Youngs Creek hereby releases [Chevron/CONSOL], [Chcvron/CONSOL]’s affiliates and their respective officers, directors, employees and agents (collectively, the “[Chevron/CONSOL] Group Members”) from, and covenants not to sue any of them for, any and all losses and claims (including, but not limited to, property damage, personal injury, death, liabilities arising out of an employment relationship, workmen’s compensation claims, attorneys’ fees, travel costs, interest expense and amounts paid in settlement) (“Losses”) which Youngs Creek may now or hereafter have (including, but not limited to, any consequential, incidental, indirect or special damages and losses of whatsoever nature) arising out of or relating to the Services provided hereunder and/or the performance of [Chevron/CONSOL]’s obligations under this Agreement, other than Losses that are proximately caused by (a) material breach of this Agreement by any [Chevron/CONSOL] Group Member, or

(b) the gross negligence or willful misconduct of any [Chevron/CONSOL] Group Member in providing the Services hereunder and/or in the performance of its obligations hereunder.

3.2          Indemnification of [Chevron/CONSOL]. Youngs Creek shall indemnify, defend and hold harmless the [Chevron/CONSOL] Group Members from and against any and all Losses of whatsoever nature that are now or hereafter asserted by third parties against any [Chevron/CONSOL] Group Member arising out of or relating to the Services or the performance of [Chevron/CONSOL]’s obligations under this Agreement, other than Losses that are proximately caused by (a) material breach of this Agreement by any [Chevron/CONSOL] Group Member, or (b) the gross negligence or willful misconduct of any [Chevron/CONSOL] Group Member in providing the Services hereunder and/or in the performance of its obligations hereunder. It is a part of the consideration for [Chevron/CONSOL]’s agreement to provide the Services hereunder and the express intent of the Parties that by this indemnity, Youngs Creek will indemnify, defend and hold harmless [Chevron/CONSOL] from the consequences of [Chevron/CONSOL]’s own negligence where that negligence is the sole, concurring or contributing cause of the injury, death or damage.

3.3          Indemnification of Youngs Creek. [Chevron/CONSOL] shall indemnify, defend and hold harmless Youngs Creek from and against any and all Losses of whatsoever nature that are now or hereafter asserted by third parties against Youngs Creek that are proximately caused by the gross negligence or willful misconduct of any [Chevron/CONSOL] Group Member in providing the Services hereunder and/or in the performance of its obligations hereunder.

3.4          Limitation of Liability. [Chevron/CONSOL]’s maximum cumulative liability under this Agreement shall not exceed, in the aggregate, the amounts actually received from Youngs Creek under Section 2.1 for the Services performed hereunder, provided, however, that the foregoing limitation on liability shall not apply to any and all losses that are now or hereafter asserted by third parties against any Youngs Creek Indemnitee that are caused by the willful misconduct of any [Chevron/CONSOL] Group Member in providing the Services hereunder and/or in the performance of its obligations hereunder.

ARTICLE IV

CONFIDENTIALITY

4.1          Confidential Information. For the purposes of this Agreement, “Confidential Information” of a Party means any confidential or proprietary information (regardless of format or medium of exchange) that is disclosed by such Party or any affiliate, employee or agent thereof (the “Providing Party”) to the other Party or any affiliate, employee or agent thereof (the “Receiving Party”) in connection with the performance of Services hereunder. Notwithstanding the foregoing, “Confidential Information” shall not include any information that (a) is publicly known, (b) already is known to the Receiving Party to whom it is disclosed as of the date of such disclosure, (c) hereafter becomes known to the Receiving Party other than through disclosure or observation hereunder or through breach of this Agreement, or (d) is hereafter developed by employees of the Receiving Party independently of services performed hereunder without knowledge of Confidential Information of the Providing Party. It is understood that each Party may have opportunity as a result of proximity and/or close operational ties to observe or obtain

Confidential Information of the other Party and agrees not to divulge or use such information for purposes other than as set forth in this Article IV.

4.2          Disclosure of Information. The Receiving Party shall not disclose Confidential Information of the Providing Party to any Person other than to an employee, affiliate, agent, or contractor of the Receiving Party (a) to whom such disclosure is necessary in connection with the Receiving Party’s fulfillment of its obligations or exercise of rights under this Agreement and (b) who has agreed in writing not to disclose such Confidential Information or use such Confidential Information other than for purposes of performing under this Agreement; provided, however, that a Receiving Party with respect to any Confidential Information (and any such affiliate, agent, independent contractor, or employee) shall be permitted to disclose such Confidential Information to the extent such disclosure is required in the opinion of such party’s legal counsel pursuant to any applicable Law or order of a judicial body or governmental agency purporting to have and exercising proper jurisdiction, or to the extent required to enforce the rights of the Receiving Party or its affiliates under this Agreement or the Operating Agreement. The Receiving Party shall inform the Providing Party promptly after receipt of any such applicable Law or order requiring disclosure so that the Providing Party may take appropriate protective action.

4.3          Responsibility for Related Parties. Each Party shall ensure that its affiliates, agents, subcontractors, contractors, and employees comply with the restrictions on Confidential Information set forth in this Agreement

4.4          Ownership of Information/Work Product and Use. All business, financial, and technical information, intellectual property, and all other work product developed under this Agreement by [Chevron/CONSOL] and/or personnel provided by [Chevron/CONSOL], and all trade secrets, patent rights and copyrights thereon or therein, shall be [Chevron/CONSOL]’s sole property and may be used or transferred by [Chevron/CONSOL] in any manner it finds appropriate without any accounting to Youngs Creek; provided, however, that [Chevron/CONSOL] hereby grants Youngs Creek an irrevocable, nonexclusive, royalty-free worldwide license and licensing right for use of such information, intellectual property, and work product, including rights under patent rights or copyrights thereon. Such information, intellectual property, and other work product shall be maintained by Youngs Creek in confidence and restricted in use, using measures no less stringent than Youngs Creek takes with respect to its own Confidential Information of the same type and value.

ARTICLE V

NOTICES

All notices and other communications required or permitted to be given or delivered to either Party hereunder shall be in writing, signed by or on behalf of the Party making the same, shall specify the Section under this Agreement pursuant to which it is given or made, and shall be delivered personally, transmitted by facsimile with answerback confirmed or sent by recognized overnight courier service or United States mail, postage prepaid and return receipt requested, directed to the Party intended at the address or facsimile number set forth below, or at such other address or facsimile number as may be designated by such Party by notice given to the other Party in the manner aforesaid, and shall be effective upon receipt:

If to [Chevron/CONSOL]:

Chevron NPRB, LLC or CONSOL of Wyoming LLC

[

]

If to Voungs Creek:

[

]

ARTICLE VI

GOVERN1NG LAW

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Colorado, without reference to or application of the choice of law principles thereof.

ARTICLE VII

TERM; TERMINATION

7.1          Term. This Agreement shall commence on the Effective Date and shall remain in effect for a period so long as [Chevron/CONSOL] remains a member of Youngs Creek (the “Term”).

7.2          Termination. Either Party may terminate this Agreement at any time during the Term and for any reason or no reason by giving the other Party at least thirty (30) days’ prior written notice. Either Party may terminate this Agreement at any time during the Term upon a material breach by the other Party of its obligations hereunder and such breach is not remedied to the terminating Party’s reasonable satisfaction within fifteen (15) Business Days after notice to the other Party of such breach. Upon any such termination, Youngs Creek shall pay [Chevron/CONSOL] for all unpaid Services performed prior to such termination in accordance with Article II.

ARTICLE VIII

ASSIGNMENT

No Party will assign its rights or delegate any or all of its obligations under this Agreement, except to an affiliate or a successor to all or a substantial portion of the assets or the business of such Party, without the express prior written consent of the other Party, and any assignment of the obligations of either Party shall not relieve that Party of its obligations under any and all of the provisions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the Parties and their permitted successor and assigns.

ARTICLE IX

CONFLICT OF INTEREST

Neither Party shall, and each shall require that its subcontractors shall not, pay any commissions, fees, or grant any rebates to any employee, officer or agent of the other Party; nor favor employees, officers or agents of the other Party with gifts or entertainment of significant cost or value; nor enter into any business arrangement with employees, officers or agents of the other Party, other than as a representative of the other Party, without written approval of such other Party.

ARTICLE X

FORCE MAJEURE

10.1        Force Majeure. No failure or omission to carry out or to observe any of the terms, provisions or conditions of this Agreement, except the failure to make payment for sums due hereunder, shall give rise to any claim by one Party against the other, or be deemed a breach of this Agreement, if the same shall have been or shall be caused by or arise out of any event of Force Majeure.’ For purposes of this Agreement, the term “Force Majeure” shall include (but only to the extent that the affected Party is unable to perform due to causes and events that are beyond the commercially reasonable control of the affected Party), but not be limited to, acts of God, fires, floods, wars, acts of war, sabotage, terrorism, accidents, labor disputes (whether or not such disputes are within the power of the party to settle), shortages, governmental laws, ordinances, rules or regulations (whether valid or invalid and which include but are not limited to import or export prohibitions or priorities, requisitions, allocations and price adjustment restrictions), inability to obtain power, materials, equipment or transportation and any other similar contingency; provided, however, that the Party so affected thereby will exercise commercially reasonable efforts pursuant to prudent industry practice to prevent the occurrence of the Force Majeure event and to cure the event of Force Majeure as quickly as possible so that the Party so affected will be able to carry out and observe all of the terms, provisions, and conditions of this Agreement, but such Party shall not be required to settle any labor disputes giving rise to an event of Force Majeure hereunder.

10.2        Notification of Force Majeure. If a Party hereunder is prevented from or delayed in performing any of its obligations under this Agreement by a Force Majeure event, the Party affected shall promptly notify the other in writing of the circumstances constituting the Force Majeure event, indicating the performance obligations which are thereby delayed or prevented and the length of the resulting delay expected. The Party claiming Force Majeure shall use its best efforts to reduce the losses of the other Party resulting from the Force Majeure event and to resume the performance of its obligations under this Agreement as soon as reasonably practicable after the removal of such Force Majeure event. The other Party may thereafter grant an extension to the time required to complete performance of the obligation hereunder.

ARTICLE XI

ALTERNATIVE DISPUTE RESOLUTION

For purposes of this Article, “Disputes” shall mean all unresolved claims, counterclaims, disputes, controversies, and other matters in question between the Parties arising out of or relating to the performance or breach of any obligations under this Agreement.

(a)                                 Performance of Parties to Continue. Unless otherwise agreed in writing, during the period in which any Dispute is outstanding each of the Parties shall continue to perform its services and carry out its other responsibilities in accordance with the Agreement.

(b)                                 Mediation of Disputes. The Parties may mutually agree to submit Disputes to mediation prior to either party initiating arbitration. Unless the Parties mutually agree otherwise, such mediation shall be conducted in accordance with the Mediation Rules of the American Arbitration Association currently in effect.

(i)                                     Upon mutual agreement of the Parties to submit a Dispute to mediation, the initiating Party shall serve written notice on the other party or parties and shall propose the identity of a mediator.

(ii)                                  Upon receipt of such notice, the non-initiating Party shall respond in writing to the initiating party within ten (10) business days by either accepting the initiating Party’s proposed mediator or by proposing an alternate mediator.

(iii)                               In the event that only one Party proposes a mediator within such 10-day period, the mediator that has been proposed shall be selected.

(iv)                              In the event both Parties propose mediators within such 10-day period, and the parties cannot agree as to the identity of the mediator within a further 10-day period, the mediator shall be appointed by the Denver, Colorado office of the American Arbitration Association in accordance with the Mediation Rules of the American Arbitration Association.

(v)                                 If any Dispute has not been resolved within forty-five (45) days after submission thereof to mediation, the Parties may continue to endeavor to resolve the Dispute by mediation, or either Party may initiate arbitration proceedings.

(c)                                  Arbitration. Any Dispute not resolved by mediation shall be resolved in Denver, Colorado by binding arbitration through the American Arbitration Association (or other alternative dispute resolution agency mutually acceptable to the parties, including a retired judge or justice of the Colorado state or federal courts). Such arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect.

(i)                                     The initiating Party shall file a demand for arbitration with the other parties and with the American Arbitration Association.

(ii)                                  The Party filing a notice of demand for arbitration must assert in the demand all Disputes then known to that party on which arbitration is permitted to be demanded.

(iii)                               The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

(iv)                              In the event of any arbitration hereunder or any action or proceeding to enforce any arbitration award hereunder, the prevailing Party, as determined by the arbitrator or arbitrators or court, shall be entitled to recover from the other Party all costs and expenses, including court costs, arbitration fees and reasonable attorney’s fees, incurred by the prevailing party in connection with such arbitration, action or proceeding.

ARTICLE XII

SERVICES REPRESENTATIVES

The Parties shall each appoint one or more representatives (each, a “Representative”) to facilitate communications and performance under this Agreement. Each Party may treat an act of the Representative of the other Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives are named in Exhibit B hereto. Each Party shall have the right at any time and from time to time to replace its Representative by giving notice in writing to the other Party setting forth the names of (i) the Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the Party giving notice in all matters relating to this Agreement.

ARTICLE XIII

MISCELLANEOUS

13.1                        Entire Agreement. This Agreement, together with the exhibits hereto, and the Operating Agreement constitute the entire agreement of the Parties with respect to the services and arrangements described herein, and supersede all prior contracts or agreements between the Parties solely with respect to the subject matter hereof, whether written or oral.

13.2                        No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns permitted hereby, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision of this Agreement give any third persons any right of subrogation or action over and against any Party to this Agreement.

13.3                        Amendments. This Agreement may not be modified or amended, in whole or in part, except by a supplemental agreement signed by a duly authorized representative of each of the Parties.

13.4                        Headings; Construction. The Article and Section headings of this Agreement have been inserted only to facilitate reference and shall have no bearing on the construction and interpretation of this Agreement. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement; (d) references to money refer to legal currency of the United States of America; and (e) the word “including” means “including, without limitation.”

13.5                        Counterparts. This Agreement and any amendment thereto may be executed in one or more original or facsimile counterparts and by different Parties on separate counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement and this Agreement shall become binding when one or more such counterparts have been signed by each Party and delivered to the other Party.

13.6                        Waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy.

13.7                        Severability. In the event any provision of this Agreement is held to be invalid by a court or arbitrator of competent jurisdiction, the invalidity of any such provision shall in no way affect any other provision contained herein; provided, however, that any such invalidity does not materially prejudice either [Chevron/CONSOL] or Youngs Creek in its respective rights and obligations contained in the valid provisions of this Agreement.

13.8                        Operating Agreement. Nothing contained in this Agreement is intended or shall be construed to amend or modify in any respect, or constitute a waiver of, any of the rights and obligations of the parties under the Operating Agreement. In the event of a conflict between the terms of this Agreement and the Operating Agreement, the terms of the Operating Agreement shall prevail.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date and year first set forth above by their duly authorized representatives.

[[Chevron/CONSOL] Entity]

By:
Name:
Title:

Youngs Creek Mining Company, LLC

By:
Name:
Title:

Exhibit A

to Exhibit E of Operating Agreement

Services

As of the Effective Date of this Agreement, [Chevron/CONSOL] shall, subject to this Agreement, furnish for Youngs Creek such of the services as it is requested to perform under this Agreement, which services may include, without limitation, advice on or handling of the following matters:

(a)                                 legal matters;

(b)                                 tax matters, including federal and state income, ad valorem, excise, franchise, unemployment, sales and use tax matters and acting as Tax Matters Parmer under the Operating Agreement;

(c)                                  purchases, as well as arrangements for services, supplies, vessels, boats, barges, and other equipment and facilities;

(d)                                 real estate matters;

(e)                                  insurance and risk management matters, including the handling and settling of claims;

(f)                                   financial matters, including budgets, financial and economic forecasts, banking, borrowing, securities, investment, financial management, custody, credit and collection;

(g)                                  human resources and labor relations matters, including the hiring of personnel and the administration of employee benefits plans;

(h)                                 environmental, health and safety matters, including the collection of safety and statistical data and industrial hygiene;

(i)                                     rates, claims routing, and verification of freight charges or rail or motor carrier shipments;

(j)                                    accounting and auditing matters, including preparation and distribution of payrolls, calculation of charges, preparation of invoices, and payment and receipt of dividends, invoices, rentals and other amounts owed by or to Youngs Creek;

(k)                                 initiation and preparation (either in the name of Youngs Creek or in the name of [Chevron/CONSOL], as may be necessary or convenient) of applications, notices, reports and communications to applicable federal, state, and local administrative and regulatory bodies and other groups;

(l)                                     security;

(m)                             general administration and management;

(n)                                 engineering;

(o)                                 information technology;

(p)                                 research and development;

(q)                                 exploration and production technology;

(r)                                    communications; or

(s)                                   planning, economics and quality analysis.

Exhibit B

to Exhibit E of Operating Agreement

Representatives

[Chevron/CONSOL]’s Representative:

Youngs Creek’s Representative:

Schedule 1

to Exhibit B of

Exhibit E of Operating Agreement

[Services]	[Costs]

EXHIBIT F

of Operating Agreement

LEASE

STATE OF WYOMING	)
) ss.
COUNTY OF SHERIDAN	)

This agreement (“Lease”) is made and entered into this               day of               , 2007 (“Effective Date”) by                              , a                       corporation (“Lessor”), with a mailing address of                               , and Youngs Creek Mining Company, LLC, a Delaware limited liability company (“Lessee”), with a place of business at                                     .

RECITALS

Lessor is the owner of certain coal rights and surface lands as defined below in Sheridan County, Wyoming.

Lessee desires to obtain and Lessor is willing to grant a lease of the rights as described herein that Lessor now owns within the JV Area (as defined below) for purposes of exploring, developing, producing, extracting and selling coal.

AGREEMENT

1.                                      Definitions. The words and phrases defined below will have the following meanings for purposes of this Lease:

“Affiliate” - any individual, corporation, partnership, limited liability company or other entity that, now or in the future, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the given entity. For this purpose, “control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interest, by contract or otherwise).

“Applicable Laws” - all laws of any federal, state, or local government or regulatory agency, common law, and Permits now or hereafter in effect, pertaining to the Mining Operations.

“Claim” or “Claims” - all actual or threatened losses, liabilities, costs, damages, deficiencies, judgments and expenses (including, without limitation, fines, penalties and attorneys’ fees and court costs) arising under any statutory or common law, including, without limitation, for any bodily injury, personal injury, loss of income or damage to or loss of persons or property, reclamation costs, or loss of use of any property, from any cause whatsoever resulting from any third-party or other claim, demand, liability, obligation, right or cause of action, including, but not limited to, governmental action.

“Coal” - all sub-bituminous coal or lignite, and substances contained therein or associated therewith within the JV Area, without regard to their ownership, but not including “Gas.”

“Gas” - all coal seam gases associated with extraction of Lessor’s Coal.

“Hazardous Substances” - any hazardous or toxic substance or waste, pollutant or contaminant (including, without limitation, petroleum products and radioactive materials).

“JV Area” - the lands delineated on the map attached hereto as Exhibit A.

“Leased Interests” - the Coal and Surface Lands leased under this Lease.

“Lessee” - the original Lessee named above and its successors and assigns.

“Lessee Parties” - Lessee and Lessee’s directors, officers, employees, Affiliates, contractors, agents, consultants, lessees other than Lessee, successors and assigns, and any of their visitors, licensees and invitees.

“Lessor” - the original Lessor named above and its successors and assigns.

“Lessor Parties” - Lessor and Lessor’s directors, officers, employees, partners, Affiliates, contractors, agents, consultants, lessees other than Lessee, successors and assigns, and any of their visitors, licensees and invitees.

“Lessor’s Coal” - the coal rights described in Exhibit B.

“Maximum Economically Recoverable (MER)” - based on standard industry operating practices, all profitable portions of Lessor’s Coal, taking into consideration: existing proven technology; commercially available and economically feasible equipment; coal quality, quantity, and marketability; safety, exploration, operating, processing, and transportation costs; and compliance with Applicable Laws.

“Mining Operations” - activities incident to coal mining, permitting, and any operations by Lessee conducted on the Leased Interests, including the exploration for, and development, active mining, removing, producing and selling of Lessor’s Coal and all Reclamation. Additionally, Mining Operations shall (i) encompass the particular mining methods adopted by Lessee, whether or not such practices and methods are currently known, (ii) be considered continuous throughout periods of temporary shutdown due to operational difficulties or adverse market conditions and (iii) be considered continuous throughout all periods of “force majeure” pursuant to Section 16.

“Permits” - all mining and environmental permits, registrations, licenses, authorizations, bonds, security and consents required by Applicable Laws or any governmental or quasi-governmental agency.

“Reclamation” — all activities relating to the reclamation of disturbed lands required by Applicable Laws and the Permits, including managing the disturbed lands until receipt of final bond release.

“Recoverable Minerals” - pyrites, sulfur, and other materials that are intermingled with the Coal and recovered in cleaning Lessor’s Coal for market and any coal and other material recovered in cleaning slurry ponds.

“Surface Lands” - Lessor’s surface lands described in Exhibit B.

A “ton” - 2,000 pounds avoirdupois.

2.                                      Leased Rights.

2.1                               Leased Interests. Lessor, in consideration of the obligations to be performed by Lessee, including payment of production royalties as described in Sections 7 and 8 of this Lease, does hereby lease to Lessee to the extent of Lessor’s interest now owned, (a) all Coal and all rights to the Coal and (b) the non-exclusive right to use the Surface Lands to conduct Mining Operations.

2.2                               Gas. The Lessor’s Coal, as well as the areas of rock and other substances immediately above and below the Lessor’s Coal, may contain Gas that will be released in the course of Mining Operations. Lessee is granted the right to release the Gas without any obligation to compensate Lessor for the Gas. If Lessor grants any lease of oil or gas in the Leased Interests, whether it includes the Gas or not (an “O&G Lease”), during the Term, the O&G Lease shall be subject to Lessee’s rights under this Lease, including Lessee’s rights to release the Gas in the ordinary course of Mining Operations, and shall obligate the O&G Lease lessee to cooperate with Lessee in coordinating the production of Lessor’s Coal and of the oil or gas, including the Gas, so as to maximize to the extent commercially practicable the production of both resources. The obligation shall be a covenant running with the land and shall be included in the memorandum of this Lease to be recorded under Section 17 [Short Form for Recording].

2.3                               No Interference. Neither Lessor nor any of its Affiliates shall, except as required to comply with obligations imposed on them by Applicable Law or by matters of record and in third-party agreements in effect as of the date of this Lease including that certain Master Lease, dated August 1, 2005 between Lessor, among other lessors and CNX Gas Company LLC (a) conduct any activities in the JV Area that could unreasonably interfere with Lessee’s Mining Operations; or (b) grant to any other individual or entity (including any Affiliate of Lessor) any rights in the JV Area that could reasonably be expected in Lessee’s judgment to interfere adversely with Lessee’s Mining Operations, without Lessee’s prior written consent, which consent shall not be unreasonably withheld.

2.4                               Hunting. Neither party shall have the right to use the Surface Lands for hunting.

3.                                      Exceptions and Reservations. Lessor excepts and reserves from this Lease the following interests and rights and this Lease is subject to all deeds or other instruments now of record and third party agreements affecting the Leased Interests or Mining Operations:

3.1                               All coalbed methane, oil, gas, and other minerals (other than the Coal, and the Gas released in order to conduct Mining Operations and the Recoverable Minerals) or combinations thereof (collectively the “Reserved Minerals”) together with the exclusive right to produce and market the Reserved Minerals;

3.2                               All stone, sand, clay, and other common substances or combinations thereof, (other than the Recoverable Minerals), together with the exclusive right to mine and market them;

3.3                               All timber on the Surface Lands;

3.4                               The non-exclusive right to use the Surface Lands except to the extent the use would, in Lessee’s judgment, unreasonably interfere with the Mining Operations

3.5                               Subject to Lessee’s safety procedures and operational restrictions, the rights of access on and through the Surface Lands including any existing or future, roads, bridges, culverts or other access rights (collectively “Accessways”) to use jointly with Lessee as may be reasonably necessary or convenient for (i) the exploration mining and marketing of the Reserved Minerals and the merchantable timber, (ii) making inspections, or (iii) the proper exercise of any of the other rights hereby reserved. However, Lessor shall share on an equitable basis the cost of maintenance of any Accessway that Lessor may use;

3.6                               The right at reasonable times and subject to Lessee’s safety procedures and operational restrictions to enter the Surface Lands in order to inspect them. The Lessor Parties when in the Surface Lands shall not be regarded under Applicable Laws, or otherwise, as employees of Lessee and Lessor shall indemnify and hold harmless Lessee from and against all liability or claims for property damage or personal injury to Lessee arising from or in the course of any such inspection or other visit to the Surface Lands, except for damage or injury arising from Lessee Parties’ negligence or willful misconduct; and

4.                                      Lessor’s Retained Rights; Rights to Lessee. Lessor shall exercise me rights reserved and excepted in Section 3 so as to avoid any unreasonable interference with Lessee’s Mining Operations as determined by Lessee in its reasonable judgment, having due regard for the requirements, convenience, safety, and costs of Lessee’s Mining Operations, which are of primary importance. In the event of conflict, Coal shall be given priority. However, to the extent of Lessor’s rights Lessor grants to, Lessee the non-exclusive right:

4.1                               to take and use such water, stone, clay, sand, gravel and slate from the Surface Lands as may be reasonably required in connection with its Mining Operations;

4.2                               to take and use such non-merchantable timber from the Surface Lands as may be reasonably required in its Mining Operations, and Lessee may fell and set aside for Lessor such merchantable timber as interferes with Lessee’s Mining Operations;

4.3                               to use the Surface Lands as may be reasonably required or convenient in connection with its Mining Operations.

5.                                      Term. This Lease shall be for an initial term often (10) years from the Effective Date and as long thereafter as Lessee is conducting Mining Operations, (“Term”), unless this Lease is sooner terminated under Section 14.

6.                                      Cross-Mining and Commingling.

6.1                               Cross Mining Within the JV Area. Lessee shall have the right to conduct Mining Operations on the Surface Lands in conjunction with, or in support of, mining activities conducted by Lessee anywhere within the JV Area.

6.2                               Commingling Within or Outside the JV Area. Lessee shall have the right to commingle Lessor’s Coal with other coal produced from both within and outside the JV Area. Lessee shall keep a strict account of the quality and tonnage of both Lessor’s Coal and other coal produced or purchased by Lessee and all those tonnages shall be determined before any coal may be commingled with Lessor’s Coal. The “Gross Sales Price,” as defined below, for Lessor’s Coal shall include an adjustment upward or downward to reflect the amount by which the arm’s length market price for Lessor’s Coal is greater than or less than the arm’s length market price of the commingled coal.

7.                                      Production Royalties.

7.1                               Royalty. Lessee shall pay Lessor a production royalty equal to the product of 8% of the “Gross Sales Price,” multiplied by the tonnage of the Lessor’s Coal sold by Lessee in an arm’s length transaction during each month. The “Gross Sales Price” will be calculated on a per-ton basis using the gross amount paid to Lessee F.O.B. at the “mine” for all Lessor’s Coal produced from the mine that is sold during the month. The term “mine” as used in this Section 7.1 shall include all conveyors, rail and truck loadouts and other facilities associated with the mining and loading of Lessor’s Coal. Lessee shall disclose to Lessor the price and any adjustments to the price by way of an itemized statement in such form and detail as Lessee may reasonably adopt. The production royalty for all of Lessor’s Coal sold during any calendar month shall be paid on or before the 30th day of the next calendar month.

7.2                               Weights & Market Price. All quantities used in the calculation of production royalties shall be obtained by weighing by certified weighing systems or by other measurements using prudent engineering methods. When Lessor’s Coal is commingled with other coal or is sold from coal stockpiles, Lessee shall determine Lessor’s proportionate amount of coal sold using reasonable and practical allocations. All relevant data that may be used for the purpose of ascertaining the arm’s length market price or weights of Lessor’s Coal on which royalty is due shall be available in detail at all reasonable times for Lessor’s inspection.

7.3                               Recoverable Materials. Lessee may remove, sell, or otherwise dispose of, Recoverable Materials. If Lessee sells any Recoverable Materials, Lessee shall compensate Lessor at a rate of 8% of the total Gross Sales Price realized by the Lessee.

7.4                               Dealings with Affiliates. Lessee shall conduct any dealings with Affiliates on fair and customary arm’s length terms.

7.5                               Survival. The obligation to pay accrued production royalties shall survive the termination of this Lease.

7.6                               Payments. Lessee shall make all payments to Lessor by check or wire transfer.

8.                                      Royalty Adjustments.

8.1                               Proportional Interest. Lessee shall pay the production royalties to Lessor only in the proportion that Lessor’s interest bears to the undivided fee. Lessor shall timely repay any overpayment and Lessee shall timely pay Lessor for any underpayment that may occur.

8.2                               Interest Adjustments. If Lessor’s interest is increased or decreased by any reversion or otherwise, the royalties shall be adjusted accordingly at the first payment date after Lessee has been notified of the change.

8.3                               Binding Nature of Statements. If Lessor or Lessee does not question in writing to the other the accuracy of any monthly statement of royalty or any other payments to be made hereunder within three (3) years after receiving it, the statement or payment shall be conclusive.

9.                                      Lessee Operations.

9.1                               Operating Standards. Lessee shall conduct Mining Operations in a workmanlike manner and in such a manner as to recover the Maximum Economically Recoverable (“MER”) quantity of Lessor’s Coal. Lessee shall employ machinery and methods that are modern and efficient and shall conduct the Mining Operations according to a proper overall mine plan and system of mining.

9.2.                            Required Permits. Lessee shall timely obtain all Permits required for the Mining Operations. Lessee shall maintain all Permits in full effect, timely file all renewal applications and remain in compliance with all Permits. Lessee shall, upon Lessor’s written request, make available copies of the Permits for Lessor’s review and copying.

9.3                               Compliance with Laws and Regulations; Indemnification. Lessee shall conduct all Mining Operations in accordance with all Applicable Laws. Lessee shall indemnify and hold harmless Lessor from and against all claims asserted against Lessor arising from failure by Lessee to comply with Applicable Laws, including Lessee’s failure to keep any required bonds in place. Lessee may appeal from any ruling, regulation, order or other determination, and carry on its operations in accordance with its interpretation of them pending final determination, in which event Lessee shall indemnify Lessor from any loss, liability or expense resulting from an adverse determination.

9.4                               Maps and Annual Reports.

At least thirty (30) days prior to beginning to remove overburden for the extraction of Lessor’s Coal and annually thereafter, Lessee shall provide to Lessor a map detailing Lessee’s mining plan and proposed activities within the JV Area. Thereafter, Lessee shall provide to Lessor a copy of the annual report as required by Wyoming statute 35-11-411. Lessor may in good faith object to the mining plan and proposed activities relating to the Leased Interests. Lessor’s objection will not result in a delay in Lessee’s Mining Operations or Mine Permits. If Lessor and Lessee are unable to reach a mutually satisfactory resolution of Lessor’s objections, either party may resort to the dispute resolution provisions of Section 20.

9.5                               Records and Audit Rights. Lessee shall keep a correct record for three (3) years after Lessor’s Coal or other materials have been removed relating to the mining, shipping and selling of Lessor’s Coal and shall permit Lessor or Lessor’s agents at reasonable times to examine all relevant records, including all: books of account, records of analyses, weight slips, sales contracts, shipping records, mining plans, projections, prints, surveys, maps and relevant documents, records and instruments, during the three-year audit period. Lessee will not be required to retain, and Lessor will have no further right to review, the production and payment records after the three (3) year retention period.

9.6                               No Implied Commitments. Except for the commitments stated herein, no covenant or condition whatsoever shall exist relating to the time or manner of Lessee’s Mining Operations.

9.7                               Reclamation of Surface Lands. Lessee shall perform all Reclamation activities on the Surface Lands required in connection with Lessee’s Mining Operations, at its sole cost, as required by Applicable Laws.

9.8                               Regulatory Notices. Lessee will provide to Lessor prompt oral notice, followed by written notice, of all notices, demands, citations or complaints (“Regulatory Notices”) issued by any government agency to Lessee with respect to (i) the release of Hazardous Substances on the Surface Lands, or (ii) which causes an interruption in the Mining Operations of Lessee Parties for a period of more than seven (7) business days. Lessee shall undertake promptly those actions required by Applicable Laws necessary to cure or comply with the Regulatory Notices.

9.9                               Waste Disposal. Lessee shall comply with all Applicable Laws governing the disposal of refuse or waste materials that Lessee disposes of on the Surface Lands. If Lessee is disposing of its refuse or waste materials in violation of any Applicable Law and in such manner as to create an environmental hazard on the Surface Lands, Lessor may by written notice to the Lessee require Lessee to cease doing so and to abate the condition.

9.10                        Lessor Release. Lessor Parties shall not be liable to Lessee, and Lessee hereby releases them from any Claim, except to the extent of Lessor’s indemnity provided for in section 9.11,b.

9.11                        Indemnity.

a.                                      Lessee does hereby agree to indemnify, defend and save harmless Lessor and each Lessor Party from and against all Claims (i) asserted against a Lessor Party as a result of Lessee’s breach of any representation, warranty, or covenant hereof; or (ii) arising out of the occupancy, use, operations, actions or omissions of any Lessee

Party, in all cases, whether or not Lessee may have acted negligently; or (iii) arising from environmental conditions created by Lessee or violations of Applicable Laws first occurring or exacerbated during the Term; or (iv) reclamation activities of Lessee on the Surface Lands; or (v) environmental conditions or reclamation obligations assumed by Lessee either contractually or by operation of law; provided that Lessee shall not be responsible for any Claims resulting from the negligence of Lessor acting as Lessor and not on behalf of Lessee. If any action or proceeding is brought against any Lessor Party by reason of any Claim, Lessee, upon notice from any the Lessor Party, shall defend the Claim at Lessee’s expense with counsel reasonably acceptable to Lessee and the Lessor Party and, if any judgments shall be rendered therein against Lessor, Lessee shall satisfy them and all the costs and expenses thereof, including reasonable attorneys’ fees.

b.                                      Lessor does hereby agree to indemnify, defend and save harmless Lessee and each Lessee Party from and against all Claims (i) arising out of the occupancy, use, operations, actions or omissions of any Lessor Party, in all cases, whether or not Lessor may have acted negligently; or (ii) arising from environmental conditions created by Lessor or violations of Applicable Laws existing as of the Effective Date or exacerbated during the Term provided that Lessor shall not be responsible for any Claims resulting from the negligence of Lessee. If any action or proceeding is brought against any Lessee Party by reason of any Claim described in this Section 9.11(b), Lessor, upon notice from any the Lessee Part, shall defend the claim at Lessor’s expense with counsel reasonably acceptable to Lessor and the Lessee Party and, if any judgments shall be rendered therein against Lessee, Lessor shall satisfy them and all the costs and expenses thereof, including reasonable attorneys’ fees.

9.12                        Insurance. Prior to Lessee employing any person as an employee, whether directly or through a loaned employee arrangement, and during the Term thereafter, Lessee shall maintain the insurance as set forth on Exhibit C.

9.13                        Damaged, Lost, Impaired or Bypassed Coal.

a.                                      If any of the economically recoverable Lessor’s Coal, within the meaning of MER, is lost or bypassed as a proximate result of Lessee’s failure to operate as a prudent mine operator (“Lost Coal”), Lessee shall pay production royalty for the Lost Coal as if mined and removed, at the times Lessee would otherwise have mined the Lessor’s Coal in its normal Mining Operations.

b.                                      If Lessee encounters any substantial seam of the Lessor’s Coal that Lessee considers economically un-recoverable for any reason, Lessee shall notify Lessor of that fact as promptly as circumstances reasonably permit. Upon receipt of the notice, Lessor shall have the right to appoint a representative to inspect mat portion of Lessor’s Coal that Lessee considers to be economically un-recoverable and Lessor’s representative shall be given reasonable access to the mine workings and all pertinent information available to Lessee regarding the Lessor’s Coal. However, Lessee shall not be obligated to delay its Mining Operations in order to afford such access to Lessor’s representative and Lessor’s representative shall not be permitted to unreasonably interfere with Lessee’s Mining Operations. At Lessor’s request, Lessee’s representative shall meet and confer with Lessor’s representative and the representatives shall endeavor in good faith to agree whether the Lessor’s Coal at issue is economically recoverable. If the representatives are unable to agree on that issue, they shall select a disinterested and independent person experienced in geology and coal mining economics to act as an arbitrator, whose decision shall be binding upon Lessor and Lessee. The prevailing party shall be entitled to reimbursement by the other party for a portion or all of the arbitration costs, as determined by the arbitrator to be appropriate. If the representatives selected by Lessor and Lessee cannot agree on an arbitrator, either party may invoke the dispute resolution provisions of Section 20 of this Lease to resolve the dispute. Even if it is determined, pursuant to the procedures set forth in this Section 9.13, that the Lessor’s Coal in dispute is economically recoverable, Lessee may elect not to mine it and, if Lessee so elects, the Lessor’s Coal shall be deemed to be Lost Coal.

c.                                       Any payment to be made by Lessee for a royalty paid on Lost Coal shall be based on the Gross Sales Price, as used in Section 7.1, for a one (1) year period (or the period of time the Mining Operations have produced coal if less than one (1) year), as adjusted by the arbitrator for such factors as he or she may determine to be appropriate including the Btu, sulfur, sodium, and ash content of the Lost Coal. If Lessee subsequently mines any of the Lost Coal for which payment has been made under this section, Lessee shall not be liable for any additional production royalty thereon.

d.                                      Lessor shall have a maximum of three (3) years after any Lessor’s Coal becomes Lost Coal in which to bring a claim against Lessee for payment of production royalty on it. The three (3) year period shall begin on the date that Lessor knew or reasonably should have known, based on credible evidence, that Lessee no longer intended to attempt to mine the Lost Coal in question. The procedure in this Section 9.13 shall be Lessor’s sole means of challenging Lessee’s determination that any Lessor’s Coal is not economically recoverable.

e.                                       Lessee shall use reasonable methods to test the extent of Lessor’s Coal.

10.                               Title and Lessor’s Interests.

10.1                        Disclaimer-Condition of Leased Interests. Lessor does not warrant its title to the Leased Interests, or the quantity or quality of the Coal, or the condition of the Leased Interests. Lessee shall inspect the Surface Lands and ascertain what mining rights and privileges Lessor owns within the JV Area before conducting any Mining Operations thereon. Lessor makes no representation that any reserve calculations or estimates, exploratory data, analyses or samples it may furnish to Lessee are accurate or complete. All warranties, other than those set forth in this Lease, are hereby disclaimed, including, without limitation, warranties of merchantability and fitness for a particular purpose. Lessee accepts the Surface Lands and the Lessor’s Coal “As Is, Where Is.”

10.2                        Title Dispute. Upon receipt of notice of title dispute or claims adverse to Lessor’s interest, Lessee may withhold any further payments to Lessor until sixty (60) days after receipt of evidence satisfactory to Lessee that the dispute and adverse claim have been resolved.

10.3                        Lessee’s Option to Cure or Terminate. Lessee shall have the right at any time during the Term to examine the title to the Leased Interests and to cure any objections to title. If any objections have a material adverse effect on the Lessee’s Mining Operations, Lessee may terminate this Lease or that portion having a title defect on notice to Lessor.

10.4                        No Liens. Neither Lessee nor Lessor shall through its actions permit a lien or other encumbrance to be imposed on the Leased Interests.

10.5                        Rights of Third Parties. Lessee shall so conduct its operations pursuant to this Lease so as not to violate any rights of third parties.

10.6                        Surface Rights. Lessor does not own or control all of the surface overlying the Coal. Lessee will, at Lessee’s cost, acquire all surface rights, rights-of-way or other rights necessary for Lessee’s Mining Operations.

11.                               Transfers by Lessor. Lessor may transfer, as defined in Section 12 below its rights hereunder and the provisions hereof shall extend to the Lessor’s heirs, executors, administrators, successors and assigns.

11.1                        Death of Royalty Holder. In case of death of any person entitled to receive royalties or other payments, the evidence of change in ownership shall consist of letters of administration or final decree of distribution of the estate of the decedent issued by a court of competent jurisdiction. Until then, Lessee may continue to make payments in accordance with the records in Lessee’s possession as if the change or transfer had not been made, or at Lessee’s option may suspend payment until 60 days after such evidence is received.

11.2                        No Impact on Lessee. No change or division in the ownership of the Lessor’s Coal, royalties or other payments shall operate to increase the obligations or diminish the rights of Lessee.

11.3                        Divided Royalties. If ownership of royalties or other payments becomes divided, or in the event of assignment of this Lease as to a segregated portion or portions of the Leased Interests, all royalties payable hereunder shall be apportioned among the several owners by written agreement delivered to Lessee with the other documentation referenced above. In the absence of such written division agreement, payments to the original Lessor will satisfy all obligations of Lessee.

12.                               Transfers by Lessee. Lessee shall not transfer, convey, encumber, pledge or assign this Lease or its rights hereunder or sublet the Lessor’s Coal in whole or in part (collectively “transfer”) without Lessor’s prior written consent, which Lessor may not unreasonably withhold, except to (i) an Affiliate of Lessee or (ii) in connection with any merger, consolidation or sale or transfer of all or substantially all of Lessee’s stock or assets. Any attempted transfer without Lessor’s required consent shall be void.

13.                               Taxes and Liens. Lessee shall reimburse Lessor for all taxes and assessments (exclusive of income, franchise, capital stock, excess profits, or similar taxes of Lessor, or taxes paid on royalties or like taxes) that may be hereafter levied or assessed, whether against Lessor or Lessee, on account of ownership or control of the Leased Interests or Lessee’s improvements thereon. Lessee shall pay all taxes that may be hereafter levied or assessed on account of the severance, production, processing, transportation, or sale of Lessor’s Coal and on Lessee’s equipment and property on the Surface Lands. Lessee shall have the right at any time, after notice to Lessor and a reasonable opportunity to cure, to redeem the Leased Interests by payment of any mortgage, tax, lien, or any encumbrance whatsoever on the Leased Interests in the event of default of payment by Lessor. Upon making any such payment, Lessee shall be subrogated to the rights of the holder thereof with the right to enforce those rights and apply any royalties due Lessor towards satisfying them.

14.                               Termination of Lease. If Lessor has reasonable grounds indicating that Lessee is in material breach of the performance of its obligations hereunder, Lessor shall give written notice specifying the breach. Within sixty (60) days after receipt of the notice of a breach, Lessee shall: (i) cure or begin action to cure the breach and thereafter diligently prosecute such action to completion; or (ii) give notice of its dispute. If Lessee fails to cure or dispute the existence of a material breach, Lessor may terminate this Lease by delivering to Lessee written notice of termination subject to Lessee’s right to remove its property and equipment from the Surface Lands. If Lessee in good faith disputes the existence of a breach in writing, the time to cure or begin to cure shall run from the date of any final determination under the dispute resolution procedures contained in Section 20 [Resolution of Disputes] of this Lease or settlement is reached between the parties. Lessor may terminate this Lease only for a material breach. This Lease shall automatically terminate (1) if during the initial 10-year term the Operating Agreement, as defined below, terminates and no entity thereafter conducts Mining Operations for a period of more than one year or (2) if, after the initial 10-year term, the Lessee fails to mine 1% of the total reserves in the JV Area per year based upon a three (3) consecutive year rolling average. The Lessee shall have the right to surrender this Lease at any time without liability to Lessor except for any liabilities that may have accrued prior to the surrender or which survive any termination or expiration.

15.                               Notices. All notices and payments provided for herein shall be in writing. All notices shall be made by either registered or certified mail effective three days after posting or by overnight courier effective one day after mailing to the address given in the heading of this Lease. The parties may change their addresses by giving written notice of the change.

16.                               Force Majeure. If either Lessor or Lessee is unable wholly or in part to perform any of the terms and covenants of this Lease due to an event of force majeure, the party shall be excused from performance of any obligation affected by the condition during the period required to overcome the delay and for sixty (60) days thereafter, the Term shall be extended for a like period. Events of force majeure may include, without limitation, the following: disaster, strike or other labor disturbance, shortage of labor or equipment, industrial disturbance, act of God, act of the public enemy, insurrection, weather conditions, regulations, restrictions or acts of governmental agencies, or any eventuality or condition, enumerated or not, which is beyond the reasonable control of Lessee or Lessor, as the case may be. No event of force majeure will excuse the delay of payment of royalties. Lessee and Lessor will give prompt written notice of events of force majeure, and the cessation of the force majeure.

17.                               Short Form for Recording. The parties shall execute a short-form memorandum of the provisions of this Lease in form of Exhibit D attached hereto.

18.                               Conflict of Interest. Neither party will give to or receive from any representative of the other party any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Lease, except as expressly provided in this Lease. Likewise, neither party will enter into any business arrangement with any representative of the other party which is outside of the ordinary course of business under the terms of this Lease, or under the terms of the Operating Agreement of Youngs Creek Mining Company, LLC between CONSOL of Wyoming LLC and Chevron NPRB, LLC dated as of April 4, 2007, unless prior written notification of the business arrangement is made to the other party. Lessor and Lessee will promptly notify the other party when they become aware of any violation of this section and any consideration received by such other party as a result of such violation shall be paid over or credited to the appropriate party. For purposes of this section, references to Lessor and Lessee will include Lessor Parties and Lessee Parties, respectively. Any representatives authorized by a party may audit any and all records of the other party that directly arise or relate to this Lease for the sole purpose of determining whether there has been compliance with this section. Any such audit shall be during normal business hours and upon reasonable prior notice.

19.                               Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Wyoming.

20.                               Resolution of Disputes. For purposes of this Section, “Disputes” shall mean all unresolved claims, counterclaims, disputes, controversies, and other matters in question between the parties arising out of or relating to the performance or breach of any obligation of a party to this Lease.

20.1                        Performance of Parties to Continue. Unless otherwise agreed in writing during the period in which any Dispute is outstanding, each of the parties shall continue to carry out its responsibilities in accordance with this Lease.

20.2                        Mediation of Disputes. The parties may mutually agree to submit mediation prior to either party’s initiating arbitration. Unless the parties mutually agree otherwise, the mediation shall be conducted in accordance with the Mediation Rules of the American Arbitration Association currently in effect.

a.                                      Mediation Notice. Upon mutual agreement of the parties to submit a Dispute to mediation, the initiating party shall serve written notice on the other party and shall propose the identity of a mediator.

b.                                      Response as to Mediator. Upon receipt of such notice, the non-initiating party shall respond in writing to the initiating party within ten (10) business days by either accepting the initiating party’s proposed mediator or by proposing an alternate mediator.

c.                                       One Party Proposal. In the event that only one party proposes a mediator within such 10-day period, the mediator who has been proposed shall be selected.

d.                                      Both Parties Proposal. In the event both parties propose mediators within such 10-day period and the parties cannot agree as to the identity of the mediator within a further 10-day period, the mediator shall be appointed by the Denver, Colorado office of the American Arbitration Association in accordance with the Mediation Rules of the American Arbitration Association.

e.                                       Option to Arbitrate. If the Dispute has not been resolved within forty-five (45) days after submission thereof to mediation, the parties may continue to resolve the Dispute by mediation, or either party may initiate arbitration proceedings.

20.3                        Arbitration. Any dispute not resolved by mediation shall be resolved in Denver, Colorado by binding arbitration through the American Arbitration Association (or other alternative dispute resolution agency mutually acceptable to the parties, including a retired judge or justice of the Colorado courts). Such arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect.

a.                                      Demand. The initiating party shall file a demand for arbitration with the other party and with the American Arbitration Association.

b.                                      Assertion of All Disputes. The party filing a notice of demand for arbitration must assert in the demand all Disputes then known to that party on which arbitration is permitted to be demanded.

c.                                       Final and Binding. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

d.                                      Prevailing Party. In the event of any arbitration hereunder, the prevailing party, as determined by the arbitrator or arbitrators or court, shall be entitled to recover from the other party all costs and expenses, including court costs, arbitration fees and reasonable attorneys’ fees, incurred by the prevailing party in connection with such arbitration, action or proceeding.

21.                               Miscellaneous Provisions.

21.1                        No Construction Against Drafter. This Lease is the result of a negotiated agreement of the parties. The rule of contract construction that an instrument is to be construed more strictly against the drafter shall not apply to this Lease.

21.2                        Lessor Cooperation. Lessor shall reasonably cooperate with Lessee whenever Lessor’s consent is required relating to the Mining Operations, the mining rights leased hereunder, and any Applicable Laws.

21.3                        Further Assurances. The parties shall execute all instruments as may be required by any law or governmental regulation pertaining to the Mining Operations. Lessor will also deliver and execute such other instruments and documents reasonably required or necessary to implement the intent of the parties under this Lease.

21.4                        Entire Agreement; Amendment. This Lease shall constitute the entire understanding between the parties as lessor and lessee of the Leased Interests. This Lease may not be amended or modified except in writing, duly executed by the parties.

21.5                        Binding Effect. The covenants and agreements herein contained shall run with the Leased Interests and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

21.6                        No Waivers. No waiver with respect to this Lease shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

21.7                        Severability. If any provision of this Lease is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

21.8                        Confidentiality. Lessor shall handle with the utmost confidentiality any documents, reports and other information that evidence Lessee’s customers and markets, mining costs, coal sale prices and any other information identified by Lessee as being confidential. Lessor shall not disclose the confidential information to any third party except its consultants and advisors, and Lessor may make those disclosures only to the limited extent required to verify Lessee’s faithful performance of the terms and conditions of this Lease. Lessor shall obtain a like confidentiality agreement from the consultants and advisors.

21.9                        Survival. Any provision hereof which by its terms has or may have application after the termination of this Lease (including, without limitation, all of Lessor’s and Lessee’s covenants of indemnity and Lessee’s Reclamation obligations contained in this Lease) shall be deemed to survive the termination.

21.10                 Captions. The headings and captions in this Lease are for convenience only and shall not be construed to have any substantive meaning in the interpretation of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first written above.

LESSOR:	LESSEE:
Youngs Creek Mining Company, LLC

By	By
Title:	Title:

ACKNOWLEDGMENTS

State of Colorado	)
) ss.
County of Arapahoe	)

The foregoing instrument was acknowledged before me this                 day of                , 200    by                             , [Attorney in Fact of Chevron U.S.A. Inc., a Pennsylvania corporation,] on behalf of the corporation.

Notary Public

My commission expires                                    .

State of	)
) ss.
County of	)

The foregoing instrument was acknowledged before me this             day of           , 200    by                                  ,                                       of Youngs Creek Mining Company, LLC, a                   limited liability company, on behalf of the company.

Notary Public

My commission expires                                     .

Exhibit A

to Exhibit F of Operating Agreement

to

Lease

Dated

LEGAL DESCRIPTION OF THE JV AREA

Exhibit B

to Exhibit F of Operating Agreement

to Lease

Dated

DESCRIPTION OF THE LEASED INTERESTS

A.                                    Description of the Coal Rights

B.                                    Description of the Surface Lands

Exhibit C

to Exhibit F of Operating Agreeement

to

Lease

Dated

INSURANCE

Insurance. Without limiting Lessee’s liability under Article 9.11, and prior to commencing Mining Operations, Lessee shall procure at Lessee’s sole expense the following insurance and any other insurance as may be required by applicable law:

1.                                      Worker’s Compensation with limits equal to statutory requirements.

2.                                      Employer’s Liability Insurance. The policy limits for such insurance shall be the aggregate limits of Lessee’s applicable primary, excess and umbrella policies, but such aggregate policy limits shall not be less than Five Million U.S. Dollars ($5,000,000) per occurrence.

3.                                      Commercial General Liability (Bodily Injury and Property Damage) Insurance written on ISO occurrence form CG 00 01 12 04(or a substitute form providing equivalent coverage). The policy limits for such insurance shall be the aggregate limits of Lessee’s applicable primary, excess and umbrella policies, but such aggregate policy limits shall not be less than Five Million U.S. Dollars ($5,000,000) per occurrence.

4.                                      Automobile Bodily Injury and Property Damage Liability Insurance extending to owned, non-owned and hired automobiles. The policy limits for such insurance shall be the aggregate limits of Lessee’s applicable primary, excess and umbrella policies but not less than Five Million U.S. Dollars ($5,000,000) per occurrence for Bodily Injury and Property Damage combined.

The insurance required of Lessee under this Exhibit C shall include a requirement that the insurers will endeavor to provide Lessor with thirty (30) days’ written notice prior to the effective date of any cancellation of the insurance.

The insurance specified in this Exhibit C shall:

(a)                                 contain waivers of subrogation rights against the Lessor where permitted by law; and

(b)                                 name the Lessor as additional insureds with respect to Operations performed under this Lease, to the extent of liability assumed by Lessee under this Lease; and

(c)                                  provide that the insurance is primary coverage with respect to all insureds and shall not be considered contributory insurance with any insurance policies of the Lessor, and

(d)                                 be from reputable insurers with a minimum financial rating from A. M. Best of A-, VII.

Evidence of Insurance. Prior to Lessee employing any person as an employee, whether directly or through a loaned employee arrangement, Lessee shall provide Lessor with certificates or other documentary evidence satisfactory to Lessor of the insurance and endorsements set forth in this Exhibit C. Acceptance of any such certificate shall not constitute a waiver, release or modification of any of the insurance coverages and endorsements required under this Exhibit C, if the certificate is inconsistent with those coverages and endorsements. Upon request of Lessor, Lessee shall provide copies of insurance policies required pursuant to this Lease. Lessor shall have the right, but not the obligation, to prohibit Lessee or any subcontractor from entering the JV Area until such certificates or other evidence that insurance has been placed in complete compliance with these requirements is received and approved by Lessor. Failure to maintain the insurance required herein would constitute an event of default under this Lease and shall allow Lessor to terminate this Lease at Lessor’s option, subject to Lessee’s rights to cure the default set out in Article 14. If Lessee fails to maintain the insurance as set forth herein, Lessor shall have the right, but not the obligation, to purchase said insurance at Lessee’s expense.

Exhibit D

to Exhibit F of Operating Agreement

to

Lease

Dated

MEMORANDUM OF LEASE

EXHIBIT G

to Operating Agreement

RIGHTS OF FIRST OFFER AND REFUSAL AGREEMENT

MADE the                  day of                   , 2007

between RESERVE COAL PROPERTIES COMPANY, a Delaware corporation, with offices at 1800 Washington Road, Pittsburgh, Pennsylvania, 15241

AND

CHEVRON U.S.A. INC., a Pennsylvania corporation, with offices at                                      .

WITNESSETH

WHEREAS, the parties each own coal properties defined below in Sheridan County, Wyoming that they intend to develop jointly under an Operating Agreement to be entered as of even date; and

WHEREAS, each party desires to have certain rights to acquire the other party’s interest in the properties; and

WHEREAS, each party is willing to grant the other party such rights on the terms set forth herein.

NOW, THEREFORE, in consideration of the parties’ mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1                                         Property Subject to Rights. The following real estate is subject to the Rights of First Offer and Refusal described below: all of the respective party’s title and interest in land in Sheridan County, Wyoming within the area outlined on the map attached as Exhibit A (the “JV Area”), together with such remaining mining appurtenant rights and privileges, if any including all sub-bituminous coal, lignite, and substances contained therein or associated therewith within the JV Area (the “Property”).

2                                         Right of First Offer.

2.1                               Offer Notice. If during the Term, as defined below, either party (“Offeror”) desires to sell, exchange or otherwise convey all or any portion of the Property, Offeror shall first offer the Property to the other party (“Offeree”), in writing, including all terms and conditions on which Offeror is prepared to sell the Property (“Offer Notice”).

2.2                               Offer Response. Except as provided in Section 3.1, Offeree shall have ninety (90)) days after Offeree’s receipt of the Offer Notice to notify Offeror, in writing, of Offeree’s acceptance or rejection of Offeror’s offer (“Offer Response”).

2.3                               Acceptance. If Offeree accepts Offeror’s offer, Offeree or an Affiliate of Offeree shall purchase the Property on the same terms and conditions as contained in the Offer Notice.

2.4                               No Response. If Offeree fails to provide Offeror an Offer Response within the ninety (90) day period, Offeree shall be deemed to have rejected the offer.

2.5                               Rejection of Offer. If Offeree rejects Offeror’s offer, Offeror shall have the right to market the Property thereafter to Third Parties, as defined below, for a period of twenty four (24) months following the Offer Notice on the same terms as offered to Offeree without any further right of Offeree to the Property, except for rights under this Section 2 and Section 4 below.

2.6                               No Third Party Sale. If a closing with a Third Party on the terms and conditions offered to Offeree is not consummated within twenty four (24) months from the Offer Notice, any sale of the Property shall again be subject to Offeree’s right of first offer contained in this Section 2 and shall apply to subsequent offers, sales, exchanges or transfers of the Property.

2.7                               Third Party Sale. If the Property is sold to a Third Party pursuant to the terms and conditions offered to Offeree as required above, then Offeree’s right of first offer to purchase shall run with the land and be binding upon the new owner.

3                                         Offer to Acquire Property From Others Following An Offer Notice.

3.1                               Third Party Offer. If within ninety (90) days following Offeree’s receipt of an Offer Notice, Offeror receives a written offer from a Third Party to acquire the Property that Offeror is willing to accept (“Third Party Offer”) any then existing Offer Notice set forth in Section 2 shall immediately terminate, regardless of whether Offeree has accepted the Offer Notice.

3.2                               Third Party. As used herein the term “Third Party” shall refer to any person or entity but shall not include the parent or any subsidiary or affiliate of the Offeror.

4                                         Right of First Refusal.

4.1                               Notice of Third Party Offer. If during the Term, Offeror receives a Third Party Offer that Offeror is willing to accept, Offeror shall first offer the Property to Offeree. Offeror shall notify Offeree of the receipt of such Third Party Offer, including the terms and conditions of such offer (“Notice of Third Party Offer”).

4.2                               Third Party Offer Response. Offeree shall have thirty (30) days after Offeree‘s receipt of the Notice of Third Party Offer to notify Offeror, in writing, of whether or not Offeree agrees to purchase the Property on the terms and conditions set forth in the Notice of Third Party Offer (“Third Party Offer Response”).

4.3                               Acceptance. If Offeree gives Offeror a timely Third Party Offer Response stating that it will purchase the Property, Offeree shall purchase the Property on the same terms and conditions as contained in the Notice of Third Party Offer.

4.4                               No Response. If Offeree fails to provide Offeror a Third Party Offer Response within the thirty (30) day period, Offeree shall be deemed to have rejected the Third Party offer.

4.5                               Rejection of Offer. If Offeree rejects the Third Party Offer, Offeror shall have the right to sell the Property to the Third Party on the Third Party Offer terms without any further right of Offeree to the Property, except for rights under this Section 4 and Section 2 above.

4.6                               No Third Party Sale. If a closing with the Third Party on the Third Party Offer terms is not consummated within 12 months from Offeree’s receipt of the Notice of Third Party Offer, any sale of the Property shall again be subject to Offeree’s right of first refusal contained in this Section 4 and shall apply to any and all subsequent offers, sales, exchanges or transfers of all or any portion of the Property.

4.7                               Third Party Sale. If the Property is sold to a Third Party in accordance with this Section 4, then Offeree’s right of first refusal to purchase shall run with the land and be binding upon the new owner.

5                                         Term. The term of this Agreement shall commence on the date hereof and shall end on the earlier of: the expiration or earlier termination of the Lease dated                               between Youngs Creek Mining Company, LLC, as lessee, and                                                 or the dissolution of the Operating Agreement dated as of April 4, 2007 between Chevron NPRB, LLC and CONSOL of Wyoming LLC or the cessation of mining operations in the JV Area (“Term”).

6                                         Notices.

6.1                               All notices, requests, demands, approvals, consents and other communications which this Agreement requires or permits any party to give any other party shall be in writing (including facsimile) and shall be given to such party at the above addresses.

6.2                               All notices, requests, demands and other communications provided for under this Agreement shall be effective: if given by mail, three (3) days after deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as set forth above; or if given by facsimile, when such facsimile is transmitted and delivery is confirmed (provided that a hard copy is also sent by first class mail or overnight courier service); or if given by any other means, when delivered to the addresses set forth above.

6.3 Any party may change the address to which notice is given hereunder by providing written notice to the other parties hereto pursuant to this Section.

7                                         Entire Agreement. This Agreement including any Exhibits constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements, understandings and negotiations with respect thereto.

8                                         Amendments. This Agreement shall not be amended, waived, discharged or terminated except in writing signed by all the parties hereto.

9                                         Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

10                                  Captions. The captions or headings of the paragraphs are for convenience only and shall not control or affect the meaning or construction of any of the terms of this Agreement.

11                                  Severability. In ease any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12                                  Recording. This Agreement or a Memorandum of this Agreement may be recorded.

13                                  Assignment. Neither party shall have the right to assign this Agreement in whole or in part except to an affiliate to which the assignor transfers all of its right, title and interest in the applicable Property. An “affiliate” for purposes of this section shall be a wholly-owned subsidiary of a party’s ultimate parent, whether through intermediate subsidiaries or not.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of me day and year first above written.

WITNESS:		RESERVE COAL PROPERTIES COMPANY

By:
Name:
Title:

WITNESS:		CHEVRON U.S.A. INC.

By:
Name:
Title:

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
) SS:
COUNTY OF ALLEGHENY	)

On this                 day of                           , 2007, before a Notary Public, the undersigned officer, personally appeared                                                             , who acknowledged him/herself to be the                                                      of Reserve Coal Properties Company, a                                   corporation, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My Commission Expires:

OF	)
) SS:
COUNTY OF	)

On this              day of                      , 2007 , before a Notary Public, the undersigned officer, personally appeared                                                                             , who acknowledged him/herself to be the                        of                            , a                                corporation, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

EXHIBIT A

To Exhibit G of Operating Agreement

Map of the Property

INSERTED

FIRST AMENDMENT TO

OPERATING AGREEMENT OF

YOUNGS CREEK MINING COMPANY, LLC

This First Amendment (the “Amendment”) to the Operating Agreement (the “Agreement”) of Youngs Creek Mining Company, LLC, a Delaware limited liability company (the “Company”) is entered into this 3rd day of October, 2007 by and between Chevron NPRB, LLC, a Delaware limited liability company (“Chevron”) and CONSOL of Wyoming LLC, a Delaware limited liability (“CONSOL,” together with Chevron, the “Members” and each individually, a “Member”).

Whereas, the Agreement was entered into by the Members effective as of April 5, 2007; and

Whereas, pursuant to Section 11.2 of the Agreement, the Members desire to amend the Agreement in connection with certain resolutions passed by the Executive Committee at its meeting held on June 20, 2007 and June 21, 2007.

Now, therefore, in consideration of the foregoing recitals, the undersigned Members agree as follows:

1.                                      Section 5.4(m) of the Agreement is hereby amended to read as follows:

(m) A decision to execute or renew an operating contract over $100,000.

2.                                      Section 5.5(f) of the Agreement is hereby amended to read as follows:

(g) Recommending to the Committee any operating contracts greater than $100,000; provided that the General Manager has authority to make commitments and expenditures limited to amounts under $100,000, so long as such amounts have been included in the budget for the applicable year. Notwithstanding the foregoing, however, all contracts related to the mine plan and the rail and facilities plan must be presented to the Committee for approval.

1

3.                                      There shall be added to Article 5 of the Agreement the following section:

5.8 Officers. (a) The elected officers of the Company shall be a President, a Vice President, a Secretary, Assistant Secretaries, a Treasurer, Assistant Treasurers and such other officers as the Executive Committee from time to time may elect as necessary or desirable for the conduct of the business of the Company. All officers elected by the Executive committee shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE V. Such officers shall also have such powers and duties as from time to time may be conferred by the Executive Committee. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Operating Agreement or as may be prescribed by the Executive Committee.

(b) Election and Term of Office. The elected officers of the Company shall be elected annually by the Executive Committee at a regular meeting of the Executive Committee. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death, his or her resignation or his or her removal, whichever event shall first occur.

(c) President. Subject to the provisions of this Agreement and the oversight of the Executive Committee, the President shall have general charge of the day-to-day business and affairs of the Company and shall perform such other duties as may be assigned to the President by the Executive Committee.

(d) Vice President. Subject to the provisions of this Agreement and the oversight of the Executive Committee, the Vice President shall have such powers and perform such duties as may be assigned to such Vice President by the Executive Committee.

(e) Treasurer. Subject to the provisions of this Agreement and the oversight of the Executive Committee, the Treasurer shall exercise general supervision over the receipt, custody and disbursement of Company funds. In accordance with the manner provided by resolution of the Executive Committee, the Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized, or in such banks as may be designated as depositaries as authorized in the manner provided by resolution of the Executive Committee. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Executive Committee.

(f) Assistant Treasurer. Assistant Treasurers may be appointed by the Executive Committee and shall perform the duties and functions and exercise the powers of the Treasurer during the absence or incapacity of the Treasurer and provide such assistance to the Treasurer as requested by the Executive Committee or the Treasurer.

2

(g) Secretary. The Secretary shall keep or cause to he kept in one or more books provided for that purpose, the minutes of all meetings of the Executive Committee. He or she shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; he or she shall he custodian of the records, and he or she shall see that the hooks, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Executive Committee.

(h) Assistant Secretary. Assistant Secretaries may be appointed by the Executive Committee and shall perform the duties and functions and exercise the powers of the Secretary during the absence or incapacity of the Secretary and provide such assistance to the Secretary as requested by the Executive Committee or the Secretary.

IN WITNESS WHEREOF, the undersigned have duly caused the execution of this Amendment effective as of the day and year first above written.

MEMBERS

CHEVRON NPRB, LLC	CONSOL OF WYOMING LLC

/s/ Mark A. Smith	/s/ Robert P. King
Mark A. Smith, President	Robert P. King, Vice President

3